Exhibit 10.1
                                                                  ------------



                      IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                                   )  Chapter 11
                                         )  Case Nos. 01-1139 through 01-1200
W.R. GRACE & CO., et al.,                )
                                         )
                           Debtors.      )
________________________________________ )
OFFICIAL COMMITTEE OF                    )
ASBESTOS PERSONAL INJURY                 )
CLAIMANTS, et al.,                       )
                                         )
                           Plaintiffs,   )
                                         )
         -against-                       )  Adv. No. 02-2210
                                         )  [LEAD DOCKET]
SEALED AIR CORPORATION                   )
and CRYOVAC, INC.,                       )
                                         )
                           Defendants.   )
_________________________________________)
OFFICIAL COMMITTEE OF                    )
ASBESTOS PERSONAL INJURY                 )
CLAIMANTS, et al.,                       )
                                         )  Adv. No. 02-2211 Plaintiffs, )
                                         )
         -against-                       )
                                         )
FRESENIUS MEDICAL CARE,                  )
HOLDINGS, INC., et al.,                  )  This Document Pertains to Adv. No.
                                         )  ----------------------------------
                           Defendants.   )  02-2210 )
_________________________________________)  ---------


                       SETTLEMENT AGREEMENT AND RELEASE
                       --------------------------------

         This Settlement Agreement and Release, dated November 10, 2003, is made by and among the Official Committee of Asbestos Personal Injury Claimants, the Official Committee of Asbestos Property Damage Claimants, Sealed Air Corporation, a Delaware corporation, and Cryovac, Inc., a Delaware corporation.

I.       Definitions
         -----------

            As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined), unless a paragraph or subparagraph of this Agreement expressly provides otherwise:

         a. "Action" means the suit styled Official Committee of Asbestos Personal Injury Claimants and Official Committee of Asbestos Property Damage Claimants of W.R. Grace & Co., suing in behalf of the Chapter 11 Bankruptcy Estate of W.R. Grace & Co., et al. v. Sealed Air Corporation and Cryovac, Inc., Adv. No. 02-2210 (D. Del.).

         b. "Actually Realized" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         c. "Affiliate" means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         d. "Agreement" means this Settlement Agreement and Release and any exhibits, schedules, and annexes thereto, including, without limitation, the Registration Rights Agreement attached hereto as Exhibit 1 (the "Registration Rights Agreement").

         e. "Announcement" means an "Announcement" (including any successor name to an Announcement) published in the Internal Revenue Bulletin (including any successor publication).

         f. "Anti-Dilution" means the provisions set forth in Article III of this Agreement.

         g. "Asbestos Claims" means, collectively, Asbestos Personal Injury Claims, Asbestos Property Damage Claims, and any 'demand' related thereto as the term is defined in section 524(g)(5) of the Bankruptcy Code.

         h. "Asbestos Personal Injury Claims" means any and all Claims, Debts, and Damages for death, bodily injury, sickness, disease, medical monitoring, or other personal injuries (whether physical or not) caused or allegedly caused by, based on, arising out of, or attributable to, directly or indirectly, in whole or in part, the presence of or exposure at any time to asbestos or asbestos- containing material or products, mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, distributed, disposed of, or installed by or on behalf of any Debtor or any of its predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing, including, without limitation, any Claims, Debts, and Damages for reimbursement, indemnification, subrogation, or contribution.

         i. "Asbestos Property Damage Claims" means any and all Claims, Debts, and Damages for or arising out of property damage, including, without limitation, the cost of inspecting, maintaining, encapsulating, abating, repairing, decontaminating, removing, or disposing of asbestos or asbestos containing materials or products in buildings or other structures, or other property caused or allegedly caused by, based on, arising out of, or attributable to, directly or indirectly, in whole or in part, the installation in, presence in, or removal of asbestos or asbestos-containing material or products mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, distributed, disposed of, or installed by or on behalf of any Debtor or any of its predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing, including, without limitation, any Claims, Debts, or Damages for reimbursement, indemnification, subrogation, or contribution.

         j. "Asbestos-Related Claims" means any and all Claims, Debts, or Damages based on or arising from, in whole or in part, directly or indirectly:
(i) Asbestos Claims or (ii) Successor Claims based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction.

         k. "Bankruptcy Code" means title 11 of the United States Code as in effect on the date of this Agreement.

         l. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

         m. "Bankruptcy Termination Event" means, in the case of either of Sealed Air Corporation or Cryovac, Inc., (a) the filing by such entity of a voluntary petition for relief under the Bankruptcy Code or (b) the pendency against such entity of an involuntary petition for relief under the Bankruptcy Code (i) that has not been dismissed within ninety days of the filing or (ii) upon which an order for relief granting the involuntary petition has been entered.

         n. "CFO Annual Statement" shall have the meaning set forth in paragraph VI(j)(ii) of this Agreement.

         o. "Change in Circumstances" means (i) for U.S. federal income tax purposes, (x) any amendment to the Internal Revenue Code or the final or temporary regulations promulgated under the Internal Revenue Code, (y) a decision by any federal court, or (z) a Revenue Ruling, Notice, Revenue Procedure, or Announcement, which amendment is enacted, promulgated, issued, or announced, or which decision, Revenue Ruling, Notice, Revenue Procedure, or Announcement is issued or announced, in each case, after the Execution Date, and (ii) for financial accounting purposes, any amendment to or change in generally accepted accounting principles, which amendment is issued or announced or, which change occurs, in each case, after the Execution Date.

         p. "Chapter 11 Plan" means a confirmed plan or plans of reorganization of the Debtors.

         q. "Claims" means any and all claims, whether direct, indirect, derivative or otherwise, including, without limitation, 'claim' as the term is defined in section 101(5) of the Bankruptcy Code (except that a right to an equitable remedy shall also be considered a claim whether or not the breach gives rise to a right to payment), remedies, or causes of actions, liability, Debts, or Damages, known or unknown, now existing or hereafter arising, that have been, could have been, may be, or could be alleged or asserted now or in the future by any Person against the Debtors, their predecessors, successors, assigns, or any current or former Affiliate of any of the foregoing, or the Released Parties, of whatsoever kind or nature, whether alleged or asserted or not, whether founded in law, equity, admiralty, tort, contract, statute, or otherwise, and includes, without limitation, demands, liability, suits, judgments, and all legal or equitable theories of recovery whether arising under the common law or any statute, ordinance, or regulation. Without limiting the generality of the foregoing, Claims shall include any and all claims, causes of action, Debts, or Damages under or attributable to: (i) chapter 5 of the Bankruptcy Code; (ii) successor liability, piercing the corporate veil, alter ego liability, agency liability, transferee liability, or other similar claims or causes of action seeking to hold a Person liable for the debts or obligations of another Person; (iii) chapter 176 of title 28 of the United States Code or any other similar statutes; (iv) any debtor-creditor, fraudulent transfer or fraudulent conveyance statutes; or (v) any other similar claims or causes of action (all such Claims, causes of action, Debts, or Damages under or attributable to (i) through (v), collectively, "Successor Claims").

         r. "Confirmation Order" means an order or orders confirming the Chapter 11 Plan.

         s. "Contrary Opinion" means (i) a written opinion from a nationally recognized law firm experienced in Tax matters that states that, as a result of a Change in Circumstances, there is no "reasonable basis", as defined under section 6662 of the Internal Revenue Code (or successor provision thereof), for the taking of, or the failure to take, a Defined Action referred to in paragraph II(c)(ix), (x), or (xi), VI(b) or VI(g), of this Agreement, as the case may be, by such Plaintiff, 524(g) Trust, Debtor or Non-Debtor Affiliate, as the case may be, or (ii) a written opinion from nationally recognized accounting firm that states that, as a result of a Change in Circumstances, the taking, or the failure to take, a Defined Action referred to in paragraph II(c)(ix), (x), or (xi), VI(b) or VI(g), of this Agreement, as the case may be, by such Plaintiff, 524(g) Trust, Debtor or Non-Debtor Affiliate, as the case may be, will be inconsistent with generally accepted accounting principles.

         t. "Court" means the court in which the Action is pending or, if no longer pending, the Bankruptcy Court.

         u. "Cryovac Cash Amount" shall have the meaning set forth in paragraph II(a) of this Agreement.

         v. "Cryovac Remaining Amount" means an amount of cash and the number of shares of Sealed Air Common Stock equal to the excess, if any, of (i) the Cryovac Total Amount over (ii) the Cryovac 524(g) Trust Amount.

         w. "Cryovac Total Amount" means the sum of the Cryovac Cash Amount and the Fair Market Value of the Settlement Shares, provided, however, that this sum shall be subject to any setoff or reduction pursuant to paragraph II(j) of this Agreement.

         x. "Cryovac 524(g) Trust Amount" means an amount of cash and the number of shares of Sealed Air Common Stock equal in the aggregate to the lesser of (i) the Cryovac Total Amount and (ii) the 524(g) Trust Total Amount less the Grace Specialty Initial Contribution.

         y. "Cryovac 524(g) Trust" means any 524(g) Trust to which all or a portion of the Cryovac Cash Amount or the Settlement Shares will be directly transferred by Cryovac, Inc. pursuant to paragraph II(a) of this Agreement.

         z. "Cryovac Transaction" means the transfers of assets, the distributions of stock, the merger, and all predecessor, related, and ancillary transactions, agreements, transfers, and distributions relating to the transactions described in, referred to, or contemplated by Form S-4 Registration Statement filed by W.R. Grace & Co. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about February 13, 1998, SEC File No. 333- 46281, including all attachments, exhibits, and schedules thereto.

         aa. "Damages" means any and all potential elements of recovery or relief, including, without limitation, those that are known, unknown, certain, uncertain, anticipated, or unanticipated, that have been, could have been, may be, or could be alleged or asserted now or in the future against the Released Parties, whether alleged, unalleged, asserted, or unasserted by Plaintiffs or by any other Person under any legal, regulatory, administrative, or equitable theory against the Released Parties, and includes, without limitation, equitable relief, declaratory relief, actual damages (whether for successor liability, fraudulent transfer, fraudulent conveyance, alter ego liability, agency liability, property damage, environmental liability, Tax liability, economic loss, loss of profits, medical expenses, medical monitoring, personal injury, loss of consortium, wrongful death, survivorship, or compensatory, proximate, consequential, general, incidental, or special damages, or any other liability, loss, or injury), statutory or treble, or multiple or penal or punitive or exemplary damages, attorneys' fees, interest, expenses, and costs of court.

         bb. "Debtors" means W.R. Grace & Co., W.R. Grace & Co.-Conn., and related entities that have filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, each of their estates, any trustee or examiner that may be appointed in any of the Debtors' cases under the Bankruptcy Code, and the reorganized Debtors and includes, without limitation, any new corporation or other entity to which the stock or the assets of any of the Debtors, or any combination thereof, are transferred pursuant to the Chapter 11 Plan (other than a 524(g) Trust, or an unrelated third-party that has purchased assets from a Debtor pursuant to section 363 of the Bankruptcy Code).

         cc. "Debts" means any liability or obligation arising from, based on, or attributable to any Claim.

         dd. "Defined Action" means any action, including the filing of any Tax Return, a Protective Claim or other information with respect to Taxes, making any statement in any public or regulatory filing or press release or otherwise, relating to any obligation of a Person set forth or referred to in paragraph II(c)(ix), (x), or (xi), VI(b) or VI(g), of this Agreement, provided, however, that a Defined Action shall not include the making of a statement by any of the Plaintiffs or the Debtors in a court document filed in the Debtors' chapter 11 cases or in an oral statement to the court in the Debtors' chapter 11 cases if, with respect to such Defined Action, such Plaintiff or Debtor has used its best efforts to satisfy its obligations set forth or referred to in paragraphs II(c)(ix), (x), and (xi), VI(b) or VI(g), of this Agreement, and provided, further, that a Defined Action shall not include (x) the preparation and execution of a Grace Protective Claim by the Debtors pursuant to and in accordance with paragraph VI(h) of this Agreement and (y) the pursuit by the Debtors of a Grace Protective Claim pursuant to and in accordance with the third sentence of paragraph VI(i) of this Agreement.

         ee. "Effective Date" means the date that is ten business days after the Confirmation Order becomes a Final Order or, if later, the date by which transfers to the 524(g) Trusts must be made pursuant to the Chapter 11 Plan and Confirmation Order.

         ff. "Excluded Fees" means costs and expenses (including lawyer's fees, expert's fees, and accountant's fees) incurred by the Released Parties in defending the Action or any other proceedings or controversies arising out of or based upon Asbestos-Related Claims prior to the Effective Date.

         gg. "Execution Date" means November 10, 2003.

         hh. "Fair Market Value" means (i) with respect to each of the Settlement Shares the last sale price on the New York Stock Exchange of a share of Sealed Air Common Stock, regular way, one business day before the Effective Date, and (ii) with respect to other property, the value assigned to such property in the disclosure statement approved by a Final Order of the Bankruptcy Court pursuant to section 1125(b) of the Bankruptcy Code with respect to the Chapter 11 Plan.

         ii. "Final Determination" means any assessment or resolution of liability for any Tax for any taxable period with respect to a Tax Claim against such Person required to take, or prohibited from taking, a Defined Action pursuant to the provisions set forth or referred to in this Agreement
(i) by a decision, decree or other order by a court of competent jurisdiction, which has become final and unappealable or (ii) by any other means (including a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code) if Cryovac, Inc. has consented to such other means, which consent shall not be unreasonably withheld or delayed.

         jj. "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed, or if filed, remains pending.

         kk. "Fresenius" means Fresenius Medical Care Holdings, Inc., its Affiliates, and any and all of their predecessors, successors, and assigns.

         ll. "Fresenius Release" means a duly executed release in the form annexed hereto as Exhibit 5, with appropriate insertions thereto.

         mm. "Fresenius Transaction" means the transfer of assets, the distributions of stock, and the merger and all predecessor related and ancillary transactions, agreements, transfers, and distributions relating to the transactions described in, referred to, or contemplated by Form S-4 Registration Statement filed by W.R. Grace & Co. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about August 2, 1996, SEC File No. 333-09497, including all attachments, exhibits and schedules thereto.

         nn. "Government Plaintiff" means the United States of America, acting for and on behalf of the United States Environmental Protection Agency.

         oo. "Government Release" means a release in the form annexed hereto as Exhibit 2, with appropriate insertions therein.

         pp. "Grace New York" means W.R. Grace & Co., a New York corporation (now known as Fresenius Medical Care Holdings, Inc.) (Taxpayer Identification Number 13-3461988).

         qq. "Grace New York Group" means that group of corporations, including, without limitation, W.R. Grace & Co.-Conn., Cryovac, Inc., and Sealed Air Corporation, that were members through (and including) September 28, 1996 or December 31, 1996, as applicable, of the affiliated group of corporations within the meaning of section 1504 of the Internal Revenue Code, and the Treasury Regulations, of which Grace New York was the common parent, and, with respect to Taxes of other jurisdictions (domestic or foreign), that group of corporations that included Grace New York or one or more members of the Grace New York Group with respect to any combined, consolidated, joint, or similar Tax Return under the laws of any jurisdiction (domestic or foreign).

         rr. "Grace Protective Claim" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         ss. "Grace Specialty" means W.R. Grace & Co. (formerly known as Grace Specialty Chemicals, Inc.) (Taxpayer Identification Number 65-0773649), or its successor.

         tt. "Grace Specialty Initial Contribution" means, with respect to the 524(g) Trusts in the aggregate, the "voting shares of" and "rights" in (as those terms are used in section 524(g)(2)(B)(i)(III) of the Bankruptcy Code) Grace Specialty or one or more other Debtors to be received by such 524(g) Trusts pursuant to section 524(g)(2)(B)(i)(III)(aa), (bb), or (cc), as the case may be, which voting shares and rights, if exercised, would entitle such 524(g) Trusts to own the lesser of (i) 50.1% of the voting shares of such entity or entities or (ii) the percentage of voting shares of such entity or entities that are to be received by the 524(g) Trusts.

         uu. "Grace Taxes" means all Taxes imposed on or with respect to, or related or attributable to, the Grace New York Group or any member thereof for or attributable to any taxable period (or any portion thereof) ending on or before December 31, 1996.

         vv. "Indemnified Taxes" means all Taxes and other amounts that W.R. Grace & Co.- Conn. or any other Debtor is responsible for or required to pay, or is required to indemnify any Released Party for or in respect thereto, pursuant to the 1998 Tax Sharing Agreement and including, without limitation, all Grace Taxes.

         ww. "Internal Revenue Code" means the Internal Revenue Code of 1986.

         xx. "IRS" means the Internal Revenue Service.

         yy. "Material Draft" means each of (i) the first draft of a Trust Document circulated to any Person who is not in an attorney-client relationship with the draftsman, (ii) the first draft of a Trust Document circulated following the draft of such Trust Document that Cryovac, Inc. or its representatives provided comments with respect thereto, pursuant to and in accordance with the last sentence of paragraph VI(a) of this Agreement (such comments, the "Cryovac Language"), (iii) the first draft of a Trust Document that contains the Cryovac Language (or any variation thereof), (iv) any draft of a Trust Document which contains changes to the Cryovac Language (as the same may be amended or modified), or language inconsistent with the Cryovac Language or paragraphs II(c)(ix), (x), and (xi) of this Agreement, (v) the draft of a Trust Document that the Plaintiffs or the Debtors, as the case may be, reasonably believe is the penultimate draft of such document and (vi) the final draft of a Trust Document.

         zz. "Non-Debtor Affiliates" means the Affiliates of the Debtors that are not debtors or debtors in possession under the Bankruptcy Code.

         aaa. "Notice" means a "Notice" (including any successor name to a Notice) published in the Internal Revenue Bulletin (or successor publication).

         bbb. "Paragraph II(a) Proviso" shall have the meaning set forth in paragraph II(a) of this Agreement.

         ccc. "Paragraph VI(f) Issue" shall have the meaning set forth in paragraph VI(f) of this Agreement.

         ddd. "Person" means any individual, corporation, company, partnership, limited liability company, firm, association, joint venture, joint stock company, trust, estate, business trust, unincorporated organization, any other entity, and any 'governmental unit' (as that term is defined in section 101(27) of the Bankruptcy Code).

         eee. "Plaintiffs" means the Official Committee of Asbestos Personal Injury Claimants and the Official Committee of Asbestos Property Damage Claimants of W.R. Grace & Co., suing in behalf of the Chapter 11 Bankruptcy Estate of W.R. Grace & Co.

         fff. "Preliminary Injunction" means the preliminary injunction issued by the Bankruptcy Court on May 3, 2001, as modified on January 22, 2002, in W.R. Grace & Co. v. Chakarian, Adversary No. A-01-771 (Bankr. D. Del.), staying all actions arising from alleged exposure to asbestos indirectly or directly allegedly caused by Debtors or alleging fraudulent transfer or fraudulent conveyance claims that were filed or pending against Sealed Air Corporation, Cryovac, Inc., or certain of their Affiliates and staying all such future actions upon filing and service against Sealed Air Corporation, Cryovac, Inc., or certain of their Affiliates.

         ggg. "Protective Claim" means a Form 1120X (Amended U.S. Corporation Income Tax Return) or similar state or local tax form, which is prominently and clearly labeled on every page thereof with the words "Protective Claim Only" and which clearly and prominently states that the Person filing such form asserts its right to the claimed Tax benefits conditionally or contingently, and only in the event that such Tax benefits are denied in full to Cryovac, Inc. (or the consolidated, combined, unitary or similar group of which Sealed Air Corporation is the common parent) by a decision, decree or other order by a court of competent jurisdiction, which has become final and unappealable, or by a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code entered into by Sealed Air Corporation and the Internal Revenue Service.

         hhh. "Qualified Settlement Fund" shall have the meaning set forth in paragraph II(c)(ix) of this Agreement.

         iii. "Release" means a release, in the form annexed hereto as Exhibit 3, with appropriate insertions therein.

         jjj. "Released Parties" means Sealed Air Corporation, Cryovac, Inc., and all of their parent corporations, subsidiary corporations, joint venturers, Affiliates, and sister corporations, and any and all of their past, present, and future agents, servants, officers, directors, employees, successors, assigns, heirs, executors, administrators, legal representatives, beneficiaries, insurers (but solely to the extent of coverage procured by Sealed Air Corporation (after March 31, 1998) or Cryovac, Inc. (after such date) of any liabilities of Sealed Air Corporation or Cryovac, Inc. for Asbestos-Related Claims), or any of them, including any Person acting on behalf of or at the direction of any of them, but specifically excluding (i) the Debtors, (ii) all Non-Debtor Affiliates, (iii) Fresenius (to the extent of any and all Claims, Damages, or Debts arising out of the Fresenius Transaction), and (iv) any and all insurers of the Debtors or the Non-Debtor Affiliates to the extent that they have provided coverage for Asbestos-Related Claims now or hereafter asserted or which could have been asserted at any time against the Debtors or the Non-Debtor Affiliates.

         kkk. "Relevant Tax Year" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         lll. "Revenue Procedure" means a "Revenue Procedure" (including any successor name to a Revenue Procedure) published in the Internal Revenue Bulletin (or successor publication).

         mmm. "Revenue Ruling" means a "Revenue Ruling" (including any successor name to a Revenue Ruling) published in the Internal Revenue Bulletin (or successor publication).

         nnn. "Sealed Air Common Stock" means the voting common stock, par value $0.10 per share, of Sealed Air Corporation.

         ooo. "Sealed Air Opinion" means, with respect to any Contrary Opinion obtained by any Plaintiff, Cryovac 524(g) Trust, Debtor, or Non-Debtor Affiliate, as the case may be, with respect to a Defined Action (i) if such Contrary Opinion is with respect to a Tax issue, a written opinion addressed to such Plaintiff, Cryovac 524(g) Trust, Debtor or Non-Debtor Affiliate, as the case may be, from a nationally recognized law firm experienced in Tax matters that states that there is "substantial authority", as defined under section 6662 of the Internal Revenue Code (or successor provision thereof), for the taking of, or the failure to take, such Defined Action or, (ii) if such Contrary Opinion is with respect to an accounting issue, a written opinion addressed to such Plaintiff, Cryovac 524(g) Trust, Debtor or Non-Debtor Affiliate, as the case may be, from nationally recognized accounting firm that states that the taking, or the failure to take, such Defined Action will not be inconsistent with generally accepted accounting principles.

         ppp. "Settlement Shares" shall have the meaning set forth in paragraph II(a) of this Agreement.

         qqq. "SOL" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         rrr. "Successor Claims" shall have the meaning set forth in the definition of Claims.

         sss. "Tax" or "Taxes" means all taxes, customs, duties, levies, fees, tariffs, imports, deficiencies, or other charges or assessments of any kind whatsoever, including all net income, gross income, capital gains, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, severance, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, business consumption or other taxes, and any interest, penalties, fines, additions to tax or additional amounts with respect thereto, imposed by any governmental authority (whether domestic or foreign).

         ttt. "Tax Benefit" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         uuu. "Tax Benefit Accountant" shall have the meaning set forth in paragraph VI(j) of this Agreement.

         vvv. "Tax Benefit Dispute Notice" shall have the meaning set forth in paragraph VI(j) of this Agreement.

         www. "Tax Benefit Report" shall have the meaning set forth in paragraph VI(j) of this Agreement.

         xxx. "Tax Benefit Start Date" shall have the meaning set forth in paragraph VI(j)(ii) of this Agreement.

         yyy. "Tax Benefit Statement" shall have the meaning set forth in paragraph VI(j) of this Agreement.

         zzz. "Tax Claim" shall have the meaning set forth in paragraph VI(c) of this Agreement.

         aaaa. "Tax Return" means all returns, reports and information (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax Authority relating to Taxes.

         bbbb. "Transfer" shall have the meaning set forth in paragraph VI(h) of this Agreement.

         cccc. "Transferor" shall have the meaning set forth in paragraph II(c)(ix) of this Agreement.

         dddd. "Treasury Regulations" means the treasury regulations (including temporary regulations) promulgated pursuant to the Internal Revenue Code.

         eeee. "Trust Document" means, for each trust to which all or any portion of the Cryovac Cash Amount or the Settlement Shares is directly transferred by Cryovac, Inc. pursuant to paragraph II(a) of this Agreement, each of the plan of reorganization of the Debtors, and any document pursuant to which such trust is organized or created (and any amendments thereto).

         ffff. "524(g) Trust" means any trust established pursuant to 11 U.S.C. ss. 524(g), as provided in the Chapter 11 Plan and the Confirmation Order.

         gggg. "524(g) Trust Total Amount" means the sum of the aggregate amount of cash and the Fair Market Value of all property to be contributed to all of the 524(g) Trusts, as provided in the Chapter 11 Plan and the Confirmation Order.

         hhhh. "1998 Tax Sharing Agreement" means the Tax Sharing Agreement by and among W.R. Grace & Co., W.R. Grace & Co.-Conn., and Sealed Air Corporation, dated as of March 30, 1998.

II.      Settlement Agreement and Release of All Claims
         ----------------------------------------------

         a. On the Effective Date, Cryovac, Inc. shall, subject to paragraph II(j) of this Agreement, transfer in the aggregate (i) the sum of $512.5 million in cash, plus interest thereon from December 21, 2002 until the Effective Date, at a rate of 5.5% per annum compounded annually (the "Cryovac Cash Amount"), and (ii) nine million shares of Sealed Air Common Stock, as adjusted for Anti-Dilution (the "Settlement Shares"). Such transfer shall be made as directed in the Confirmation Order; provided, however, that each of the Plaintiffs shall use its best efforts to require the Chapter 11 Plan (whether confirmed under section 1129(a) or (b) of the Bankruptcy Code) to provide that the Cryovac Cash Amount and the Settlement Shares shall be transferred by Cryovac, Inc. directly to one or more of the 524(g) Trusts for Asbestos Claims, unless the 524(g) Trust Total Amount reduced by the Grace Specialty Initial Contribution is less than the Cryovac Total Amount, in which case, the Chapter 11 Plan shall provide that Cryovac, Inc. shall transfer (x) in the aggregate directly to one or more of the 524(g) Trusts for Asbestos Claims, an amount of cash and shares of Sealed Air Common Stock equal, in the aggregate, to the Cryovac 524(g) Trust Amount, in the same proportion that the Cryovac Cash Amount and the Fair Market Value of the Settlement Shares, respectively, bears to the sum of both, and (y) directly to Grace Specialty, an amount of cash and shares of Sealed Air Common Stock equal, in the aggregate, to the Cryovac Remaining Amount, in such same proportions (this proviso, the "Paragraph II(a) Proviso"). The provisions of paragraph II(b) of this Agreement shall apply first with respect to the Plaintiffs' obligations set forth in the Paragraph II(a) Proviso. If the Chapter 11 Plan cannot be confirmed in accordance with both the Paragraph II(a) Proviso and paragraph II(b) of this Agreement, then each of the Plaintiffs shall use its best efforts to require that the Chapter 11 Plan (whether confirmed under section 1129(a) or (b) of the Bankruptcy Code) (x) maximize the initial funding of one or more of the 524(g) Trusts from the Cryovac Cash Amount and the Settlement Shares, and provide for the transfer of such funding by Cryovac Inc. directly to such 524(g) Trusts for Asbestos Claims and (y) provide that such amounts not transferred by Cryovac Inc. directly to such 524(g) Trusts will be transferred by Cryovac Inc. directly to Grace Specialty, and paragraph II(b) of this Agreement shall apply anew to these obligations. If the transfers made pursuant to this paragraph II(a) are directed to more than one 524(g) Trust, then the portion of the entire amount to be transferred to such 524(g) Trusts shall be allocated among each of such 524(g) Trusts pursuant to and in accordance with the Confirmation Order. Under no circumstances shall any fractional shares of Sealed Air Common Stock be transferred pursuant to this Agreement or any Person be the transferee of less than one thousand shares of Sealed Air Common Stock pursuant to this Agreement, provided, however, that in no event shall the Cryovac 524(g) Trusts incur any costs or expenses associated with such one thousand share limitation, nor shall such limitation affect the apportionment, if any, of the Settlement Shares and the Cryovac Cash Amount that may be allocated between the Cryovac 524(g) Trusts, on the one hand, and Grace Specialty, on the other hand. Sealed Air Corporation irrevocably, absolutely and unconditionally guarantees the performance of the obligations of Cryovac, Inc. set forth in this paragraph II(a) and the right of the Plaintiffs to enforce this guaranty shall not require the Plaintiffs first to proceed against Cryovac, Inc.

         b. In furtherance of the Plaintiffs' obligations pursuant to paragraph II(a) of this Agreement, each of the Plaintiffs shall: (i) support the approval of a disclosure statement(s) that relates to a Chapter 11 Plan that satisfies the provisions set forth in paragraph II(a) of this Agreement (such a Chapter 11 Plan, the "Conforming Plan"), as long as the Conforming Plan meets the requirements for confirmation set forth in sections 524 and 1129 of the Bankruptcy Code, regardless of whether confirmation may be obtained under section 1129(a) or (b) of the Bankruptcy Code; (ii) recommend to the creditors and parties in interest the interests of which are represented by it to vote in favor of the confirmation of the Conforming Plan;
(iii) oppose the approval of any disclosure statement that relates to a non-Conforming Plan; (iv) recommend to the creditors and parties in interest the interests of which are represented by it to vote against the confirmation of a non- Conforming Plan; (v) not take any action, of whatever kind and nature, to oppose, or designed to prevent confirmation of, the Conforming Plan; and (vi) take any action, of whatever kind and nature, that is necessary, required or appropriate in order to confirm the Conforming Plan, provided, however, that the Plaintiffs shall not be required to support or recommend a Conforming Plan which, in the exercise of Plaintiffs' respective fiduciary obligations, is determined to be unacceptable (other than as to provisions required by the terms of this Agreement), and provided, further, that the Plaintiffs shall not be bound by the provisions of paragraphs II(b)(i) through (vi) of this Agreement if (x) the Bankruptcy Court determines in a Final Order, on a motion brought by a party in interest, and on notice to Sealed Air Corporation and Cryovac, Inc., seeking an order excusing their performance under the provisions contained in paragraphs II(b)(i) through (vi) of this Agreement, that the Conforming Plan cannot meet the confirmation requirements set forth in sections 524 and 1129 of the Bankruptcy Code, or (y) the Bankruptcy Court refuses to confirm the Conforming Plan, except if such refusal relates to issues unrelated to the requirements contained in paragraph II(a) of this Agreement. The provisions of this paragraph II(b) shall apply as set forth in paragraph II(a) of this Agreement.

         c. As a condition to the obligations of Cryovac, Inc. set forth in paragraph II(a) of this Agreement, each of the Confirmation Order and the Chapter 11 Plan shall expressly provide that:

         (i) each of the Plaintiffs and the Debtors shall execute and deliver the Release, and the Government Plaintiff shall execute and deliver the Government Release;

         (ii) in consideration of the transfers made pursuant to paragraph II(a) of this Agreement, each of the Non-Debtor Affiliates irrevocably releases, acquits, and forever discharges the Released Parties from any and all Asbestos-Related Claims, and any and all Claims, Debts, and Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, that have accrued or been asserted or that hereafter might accrue or be asserted against the Released Parties, and that each Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Released Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Person any and all Asbestos-Related Claims, and any and all Claims, Debts, and Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction;

         (iii) the Action shall be dismissed with prejudice;

         (iv) each of the Release and the Government Release is approved;

         (v) the Plaintiffs shall deliver the Fresenius Release;

         (vi) the Released Parties shall receive the full benefit of an injunction under sections 524(g) and 105(a) of the Bankruptcy Code, which injunction shall be in form and substance reasonably acceptable to Sealed Air Corporation and Cryovac, Inc. and which injunction shall include, without limitation, provisions enjoining any and all Persons from taking any and all legal or other actions (including, without limitation, the continued prosecution of pending 'Actions' or the commencement of future 'Actions' as such term is defined in the Preliminary Injunction) or making any demand (as such term is defined in section 524(g)(5) of the Bankruptcy Code) for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery or any other relief whatsoever from any of the Released Parties with respect to any and all Asbestos-Related Claims;

         (vii) (A) the Debtors shall, jointly and severally, at their sole expense, indemnify, defend, and hold-harmless the Released Parties from and against (1) any and all Asbestos-Related Claims and all Indemnified Taxes, (2) any and all losses, costs, and expenses incurred as a result of any breach of any of the Debtors' or Non-Debtor Affiliates' obligations, covenants, and agreements set forth or referred to in this Agreement, including, without limitation, any such obligation, covenant, or agreement of any Debtor or Non-Debtor Affiliate set forth in the Chapter 11 Plan or Confirmation Order, (3) if any Non-Debtor Affiliate has not executed and delivered a Release, any and all Asbestos-Related Claims based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such Non-Debtor Affiliate and (4) any and all attorneys' fees or costs and expenses attributable to any Indemnity Claim, provided, however, that in each case such indemnification shall not apply to Excluded Fees (such indemnity obligations, collectively, the "Debtors' Indemnity Obligation"; any and all Claims, Debts, or Damages that could be asserted by any of the Released Parties under Debtors' Indemnity Obligation, the "Indemnity Claims"), and provided, further, that nothing in this Agreement shall adversely affect any rights of any Person to file and pursue, or object to, a proof of claim for Excluded Fees in the Debtors' chapter 11 cases, (B) each Debtor shall execute and deliver an indemnity agreement in favor of the Released Parties in the form annexed hereto as Exhibit 6 (the "Indemnification Agreement"), (C) the Debtors' Indemnity Obligation (and the obligations, covenants, and agreements of each of the Debtors and Non- Debtor Affiliates set forth or referred to in this Agreement, including, without limitation, any such obligation, covenant, or agreement of any Debtor or Non-Debtor Affiliate set forth in the Chapter 11 Plan or Confirmation Order) shall not be discharged, expunged, estimated, or otherwise adversely affected in the Debtors' bankruptcy cases or by the confirmation of the Chapter
         11 Plan, and (D) the Debtors' Indemnity Obligation (and the obligations, covenants, and agreements of each of the Debtors and Non-Debtor Affiliates set forth or referred to in this Agreement, including, without limitation, any such obligation, covenant, or agreement of any Debtor or Non-Debtor Affiliate set forth in the Chapter 11 Plan or Confirmation Order) shall continue unaffected as a post-confirmation obligation of each of the reorganized Debtors;

         (viii) there shall be established under state law the 524(g) Trusts, each of which shall be subject to the continuing jurisdiction of the Bankruptcy Court;

         (ix) if one or more Cryovac 524(g) Trusts is established, then each Cryovac 524(g) Trust shall be established to qualify as a "qualified settlement fund" for federal income tax purposes within the meaning of Treasury Regulations section 1.468B (each, a "Qualified Settlement Fund"), and, unless otherwise required by a Final Determination, the Plaintiffs and the Cryovac 524(g) Trusts (A) shall file all Tax Returns required to be filed by such Person, if any, consistent with the provisions of this paragraph II(c)(ix) and shall take all other Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this paragraph II(c)(ix) and (B) shall be prohibited from taking any Defined Action that may result in the disqualification of any Cryovac 524(g) Trust as a Qualified Settlement Fund or be inconsistent with Cryovac, Inc. being treated as a "transferor" (as defined under Treasury Regulations section 1.468B-1(d)) ("Transferor") to each Cryovac 524(g) Trust of the cash and Settlement Shares transferred by Cryovac, Inc. directly to such Cryovac 524(g) Trust or each Cryovac 524(g) Trust constituting a Qualified Settlement Fund, provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph II(c)(ix) if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph II(c)(ix), (III) such Person has provided a copy of such Contrary Opinion to Sealed
         Air Corporation, and (IV) within forty- five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion;

         (x) if one or more Cryovac 524(g) Trusts is established, then unless otherwise required by a Final Determination, the Cryovac 524(g) Trusts shall treat for all Tax purposes any and all payments by Cryovac, Inc. directly to the Cryovac 524(g) Trusts pursuant to paragraph II(a) of this Agreement as a direct payment by Cryovac, Inc. to the Cryovac 524(g) Trusts for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc., and the Plaintiffs and the Cryovac 524(g) Trusts (A) shall be prohibited from taking any Defined Action that is inconsistent with the foregoing provisions of this paragraph II(c)(x), and (B) shall take all Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this paragraph II(c)(x); provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph II(c)(x) if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph II(c)(x), (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion;

         (xi) if one of more Cryovac 524(g) Trusts is established, then unless otherwise required by a Final Determination, the Cryovac 524(g) Trusts shall treat for all Tax purposes all payments, if any, by Cryovac, Inc. to Grace Specialty pursuant to paragraph II(a) of this Agreement as ordinary income of Grace Specialty, and the Plaintiffs and the Cryovac 524(g) Trusts (A) shall file all Tax Returns required to be filed by such Person, if any, consistent with the provisions of this paragraph II(c)(xi) and shall take all other Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this paragraph II(c)(xi) and (B) shall be prohibited from taking any Defined Action that is inconsistent with the foregoing provisions of this paragraph II(c)(xi) or that is inconsistent with any such payment being treated as an ordinary and necessary expense incurred by Cryovac, Inc.; provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph II(c)(xi) if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph II(c)(xi), (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty- five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion; and

         (xii) the 1998 Tax Sharing Agreement is an assumed agreement of each of the Debtors (including, without limitation, Grace Specialty and W.R. Grace & Co.-Conn.) pursuant to section 365 of the Bankruptcy Code, and nothing contained in or contemplated by this Agreement, the Chapter 11 Plan, or the Confirmation Order shall adversely affect the rights of Sealed Air Corporation or any of its Affiliates under the 1998 Tax Sharing Agreement.

         d. Simultaneously with and in exchange for the transfers contemplated by paragraph II(a) of this Agreement, the Plaintiffs shall deliver to Cryovac, Inc. and Sealed Air Corporation: (i) the Release duly executed by each of the Plaintiffs and the Debtors; (ii) a copy of the Chapter 11 Plan; (iii) a copy of the Confirmation Order; (iv) a duly executed Stipulation of Dismissal With Prejudice of the Action, in the form annexed hereto as Exhibit 4, denying any other recovery against the Released Parties; and (v) the Registration Rights Agreement, in the form annexed hereto as Exhibit 1, with appropriate insertions therein, duly executed by the Initial Holders.

         e. The Released Parties shall not seek indemnity, contribution, or reimbursement for any payments made under paragraph II(a) of this Agreement from any source, including, without limitation, the insurers of the Debtors (but solely to the extent of coverage procured by the Debtors or any of its predecessors).

         f. The transfers made pursuant to paragraph II(a) of this Agreement shall be made in full compromise and settlement of any and all Asbestos-Related Claims against any and all of the Released Parties.

         g. Any order of the Court approving this Agreement shall provide that the Preliminary Injunction shall remain in full force and effect through and including the Effective Date.

         h. Neither this Agreement nor any of the transactions contemplated hereby is, or shall be construed as, an admission of liability, fault or wrongdoing by the Released Parties, who have denied and continue to deny any liability, fault, or wrongdoing, but, instead, is a compromise settlement of disputed claims, made in order to avoid the further substantial expense, burden, and inconvenience of protracted litigation and appeal that may occur in further proceedings relating to these actions or any future actions, by which the Released Parties have forever bought their peace.

         i. The Plaintiffs do hereby and the Confirmation Order shall expressly provide that the Debtors, the Plaintiffs, and the Non-Debtor Affiliates fully understand and agree that Cryovac, Inc. and Sealed Air Corporation have entered into this Agreement in order to settle, release, extinguish, and terminate fully, finally, and forever any and all further controversy respecting any and all Asbestos-Related Claims against any and all of the Released Parties. The Plaintiffs do hereby and the Confirmation Order shall expressly provide that the Debtors, the Plaintiffs, and the Non-Debtor Affiliates acknowledge and agree that this provision is an essential and material term of this Agreement and the compromise settlement leading to this Agreement, and that, without such provision, neither Cryovac, Inc. nor Sealed Air Corporation would have executed this Agreement and the compromise settlement would not have been accomplished.

         j. Notwithstanding anything in this Agreement to the contrary, Cryovac, Inc., and Sealed Air Corporation as guarantor, shall have a right of setoff or reduction against, the payments and transfers required by paragraph II(a) of this Agreement or otherwise for, and upon the payment by any of the Released Parties of, the amount of any Indemnified Taxes or any obligation of any of the Debtors or the 524(g) Trusts set forth or referred to in this Agreement, including, without limitation, any Indemnity Obligation required to be provided in the Confirmation Order and Chapter 11 Plan that any of the Debtors has failed to pay to the Released Parties.

         k. Each of Sealed Air Corporation, Cryovac, Inc., and the Plaintiffs (upon court approval) represents and warrants, as to itself, that this Agreement has been duly authorized, and executed and delivered, constitutes the valid and binding obligation of such party, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity).

III.     Anti-Dilution
         -------------

         a. In the event Sealed Air Corporation should at any time after the date of this Agreement but prior to the Effective Date fix a record date for
(i) the effectuation of a split or subdivision of the outstanding shares of Sealed Air Common Stock, or (ii) the payment of a dividend or making of a distribution on Sealed Air Common Stock in additional shares of Sealed Air Common Stock, then as of such record date, the number of Settlement Shares to be transferred by Cryovac, Inc. on the Effective Date shall be increased in proportion to the increase in the aggregate number of shares of Sealed Air Common Stock outstanding immediately following such action.

         b. If the number of shares of Sealed Air Common Stock outstanding after the date of this Agreement but prior to the Effective Date is decreased by a combination of the outstanding shares of Sealed Air Common Stock or a reverse stock split, then following the record date for such combination or reverse stock split, the number of Settlement Shares transferable by Cryovac, Inc. upon the Effective Date shall be decreased in proportion to the decrease in the aggregate number of shares of Sealed Air Common Stock outstanding immediately following such action.

         c. In the event Sealed Air Corporation, after the date of this Agreement but prior to the Effective Date, declares a distribution payable to all holders of Sealed Air Common Stock in shares of capital stock of Sealed Air Corporation or its subsidiaries (other than Sealed Air Common Stock), or evidences of its indebtedness or other assets (excluding quarterly cash dividends) or options or rights not referred to in paragraph III(a) above, then in each such case, on the Effective Date, holders of Settlement Shares shall be entitled to any such distribution as if the Effective Date had occurred immediately prior to the record date fixed for the determination of the holders of Sealed Air Common Stock entitled to such distribution.

         d. In case of any reclassification of the Sealed Air Common Stock, any consolidation of Sealed Air Corporation with another entity, or merger of another entity into Sealed Air Corporation (other than a merger that does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Sealed Air Common Stock), or Sealed Air Corporation into another entity, any sale or transfer of all or substantially all of the assets of Sealed Air Corporation or any compulsory share exchange pursuant to such share exchange, the Sealed Air Common Stock is converted into other securities, cash, or property, then lawful provision shall be made as part of the terms of such transaction, whereby on the Effective Date, holders of Settlement Shares shall be entitled to receive from Cryovac, Inc. the kind and amount of securities, cash, and other property receivable upon the reclassification, consolidation, merger, sale, transfer, or share exchange as if the Effective Date had occurred immediately prior to the reclassification, consolidation, merger, sale, transfer or exchange. The provisions of this paragraph III(d) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers, or share exchanges.

IV.      Investment Representations
         --------------------------

         a. Each of the Plaintiffs, and the Confirmation Order shall expressly provide that each of the Debtors, acknowledges and agrees with Sealed Air Corporation that the Settlement Shares have not been and, upon delivery as provided in (ii) of the first sentence of paragraph II(a) of this Agreement, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificates for the Settlement Shares will bear a legend to that effect. Each of the Plaintiffs, and the Confirmation Order shall expressly provide that each of the Debtors, also understands that any transfer of Settlement Shares to the 524(g) Trusts or Grace Specialty is being made pursuant to an exemption from registration contained in the Securities Act, based in part upon their respective representations contained in this Agreement.

         b. The Confirmation Order shall expressly provide that, upon any transfer of the Settlement Shares to the 524(g) Trusts or Grace Specialty, the trustee(s) of each such 524(g) Trust or Grace Specialty, as applicable, shall represent and warrant, and agree on behalf of the 524(g) Trust or Grace Specialty with Sealed Air Corporation, that: (i) the 524(g) Trust or Grace Specialty, as applicable, is acquiring the Settlement Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; and (ii) the 524(g) Trust or Grace Specialty, as applicable, and its respective transferees will comply with all filing and other reporting obligations under all applicable laws which shall be applicable to such 524(g) Trust or Grace Specialty with respect to the Settlement Shares.

         c. Upon delivery of the Settlement Shares, Cryovac, Inc. and Sealed Air Corporation shall represent and warrant to the Plaintiffs and the Debtors (and deliver a certification to that effect upon the transfer of the Settlement Shares to the 524(g) Trusts or Grace Specialty) that all adjustments to the Settlement Shares have been made in compliance with the Anti-Dilution provisions of this Agreement.

V.       Covenant Not to Sue and Tolling
         -------------------------------

         a. Subject to paragraph V(c) of this Agreement, unless ordered otherwise by this Court, none of the Plaintiffs, and any order of the Court approving this Agreement shall provide that none of the Debtors, shall sue or prosecute, institute or cooperate in the institution, commencement, filing, or prosecution of any suit, administrative proceeding, demand, claim or cause of action, whether asserted individually or derivatively against any of the Released Parties for any Asbestos-Related Claims, pending confirmation of a Chapter 11 Plan consistent with the terms of this Agreement. The Final Order approving this Agreement shall provide that the Debtors are bound by the terms of this paragraph.

         b. (i) In the event that the payment and transfer obligations of Cryovac, Inc. set forth in paragraph II(a) of this Agreement are not satisfied, the Plaintiffs (but not Sealed Air Corporation or Cryovac, Inc.) shall have the option jointly to terminate this Agreement by providing written notice thereof to Sealed Air Corporation and Cryovac, Inc. (ii) Upon the occurrence of a Bankruptcy Termination Event, before the payment and transfer obligations of Cryovac, Inc. set forth in paragraph II(a) of this Agreement have been completely performed, the Plaintiffs may seek relief from the automatic stay to reinstitute the Action in the Court and neither Cryovac, Inc. nor Sealed Air Corporation shall (x) object to such relief being granted, or (y) seek to enforce the terms of this Agreement against the Debtors' estate. (iii) In the event the Plaintiffs' obligations set forth in paragraph II(a) or the provisions of paragraph II(b), (c), or (d), or VI, of this Agreement are not satisfied, Sealed Air Corporation and Cryovac, Inc. shall have the option jointly to terminate this Agreement by providing written notice thereof to the Plaintiffs. (iv) Any termination right exercised pursuant to this Agreement, other than upon the occurrence of a Bankruptcy Termination Event, shall become effective on the date (the "Termination Date") ten days following receipt of a notice of intention to terminate by the party exercising such termination right to the other parties to this Agreement, which notice shall specify the reasons for termination; provided, however, that such notice provided by the Plaintiffs shall not become effective if the payment and transfer obligations of Cryovac, Inc. set forth in paragraph II(a) of this Agreement shall have been satisfied prior to the Termination Date.

         c. If this Agreement is terminated by any party, then within 120 days from the Termination Date a proper representative of the Debtors' estate may seek to have the Court reinstate the Action on the active docket, it being expressly agreed that the Court is the appropriate venue in all instances, including, without limitation, upon the occurrence of a Bankruptcy Termination Event. For purposes of statutes of limitation, statutes of repose, and any procedural bars to the prosecution of claims, as long as the Court reinstates the Action, all claims, counterclaims, cross-claims and claims for contribution or indemnity will be deemed to have been tolled during the time period between the date of this Agreement and the Termination Date.

VI.      Tax Matters
         -----------

         a. Each of the Plaintiffs shall use its best efforts to, and shall use its best efforts to cause the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors shall use its best efforts to,
(i) cause each of the trusts to which all or any portion of the Cryovac Cash Amount or the Settlement Shares is directly transferred by Cryovac, Inc. pursuant to paragraph II(a) of this Agreement to qualify, and to maintain its status, as a Qualified Settlement Fund, and (ii) structure the transactions contemplated by this Agreement to achieve favorable tax treatment to Cryovac, Inc. and its Affiliates, as set forth in paragraphs II(a) and (b) of this Agreement, provided, however, that nothing herein shall in any way be construed as a representation, warranty, or covenant concerning the treatment for federal income tax purposes of any transfer by Cryovac, Inc. pursuant to paragraph II(a) of this Agreement. Without limiting the foregoing, each of the Plaintiffs shall use its best efforts to, and shall use its best efforts to cause the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors shall use its best efforts to, cause the constitutive document(s) of each of the trusts to which all or any portion of the Cryovac Cash Amount or the Settlement Shares is directly transferred pursuant to paragraph II(a) of this Agreement to contain provisions, reasonably satisfactory to Cryovac, Inc., qualifying and maintaining its status as a Qualified Settlement Fund, and providing that Cryovac, Inc. or its designee shall be a Transferor to each such trust. Each of the Plaintiffs shall, and shall use its best efforts to cause the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors shall (i) promptly provide to Cryovac, Inc. all Material Drafts of each Trust Document (but excluding or redacting the claims resolution procedures), provided, however, that any Plaintiff or Debtor shall not be required to provide any draft of a Trust Document that such Plaintiff or Debtor, as the case may be, does not have in its possession, custody, or control, and provided, further, that Cryovac, Inc. shall keep any such Material Draft confidential and shall disclose any such Material Draft only to Sealed Air Corporation, and officers, employees, and advisors of Cryovac, Inc., Sealed Air Corporation, or its Affiliates, and only after such Person agrees to keep such Material Draft confidential, and (ii) incorporate promptly (if such party is the party drafting such Trust Document), or if otherwise, urge the party drafting such Trust Document promptly to incorporate, into any such document each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and
(xi), and VI(g), and clauses (i)(A) through (D) of paragraph VI(c), of this Agreement that are reasonably requested by Cryovac, Inc. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Cryovac, Inc. and officers, employees, advisors and other agents of Cryovac, Inc., Sealed Air Corporation, or its Affiliates may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement.

         b. Each of the Plaintiffs shall, and shall use its best efforts to require the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors and the Non-Debtor Affiliates shall, (i) take all Defined Actions required to be taken pursuant to, or that are reasonably requested by Sealed Air Corporation and consistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of this Agreement and (ii) be prohibited from taking any Defined Action prohibited from being taken pursuant to, or that is inconsistent with the provisions of, paragraphs II(c)(ix), (x), or
(xi), or VI(g), of this Agreement, provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this sentence if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph VI(b),
(III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion. Each of the Plaintiffs shall use its best efforts, and shall use its best efforts to cause the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors shall use its best efforts, not to make any statement in a court document filed in the Debtors' chapter 11 cases or in any oral statement to the court in the Debtors' chapter 11 cases that is prohibited by, or inconsistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of this Agreement, provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this sentence if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this sentence, (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion. Each of the Plaintiffs shall use its best efforts to require the Confirmation Order and Chapter 11 Plan expressly to provide that each of the Debtors shall cause each of the Non-Debtor Affiliates to perform and satisfy fully all obligations, covenants, and agreements of such Non-Debtor Affiliate set forth or referred to in this Agreement, including, without limitation, any such obligation, covenant, or agreement of any Non-Debtor Affiliate set forth in the Chapter 11 Plan or Confirmation Order.

         c. Each of the Plaintiffs shall use its best efforts to require the Confirmation Order and Chapter 11 Plan expressly to provide that (i) each of the Debtors and their Affiliates shall promptly notify Cryovac, Inc. and Sealed Air Corporation upon receipt by any Debtor or any Affiliate of any Debtor of any notice of any pending or threatened audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim involving any Debtor or any Affiliate of any Debtor from any Tax authority or any other Person challenging
(A) the qualification of any Cryovac 524(g) Trust as a Qualified Settlement Fund, (B) the qualification of Cryovac, Inc. as a Transferor to any Cryovac 524(g) Trust, (C) the payment by Cryovac, Inc. to one or more 524(g) Trusts pursuant to paragraph II(a) of this Agreement as a direct payment by Cryovac, Inc. to such 524(g) Trusts for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc., and (D) the payment, if any, by Cryovac, Inc. to Grace Specialty pursuant to paragraph II(a) of this Agreement as an ordinary and necessary expense of Cryovac, Inc. or as income of Grace Specialty (any such audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim, a "Tax Claim"), (ii) Cryovac, Inc. and Sealed Air Corporation shall be entitled to participate at their expense in the defense or prosecution of any Tax Claim (including to participate in all discussions with the Tax authorities regarding such Tax Claims and to be allowed to provide affirmative suggestions or comments with respect to any written submissions or communications to the Tax authorities regarding such Tax Claims, which comments and suggestions shall be incorporated into such written submissions or communications with the consent of the Debtors, such consent not to be unreasonably withheld), and the Debtors and their Affiliates shall consult with Cryovac, Inc. and Sealed Air Corporation in connection with the defense or prosecution of any such Tax Claim and provide such cooperation and information as Cryovac, Inc. and Sealed Air Corporation shall reasonably request with respect to any such Tax Claim, (iii) each of the Debtors and its Affiliates shall agree to use its best efforts to attempt to sever any Tax Claim from other issues raised in any audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim, (iv) in furtherance of the obligations of the Debtors set forth in this paragraph VI(d), W.R. Grace & Co.-Conn. and W.R. Grace & Co. shall, and shall instruct their respective Chief Executive Officer, Chief Financial Officer, and Director of Taxes, and shall cause each of their Affiliates, to (A) deliver, promptly after the receipt of any document received from the IRS relating to a Tax Claim, a copy of such document to Cryovac, Inc. and Sealed Air Corporation, (B) deliver to Cryovac, Inc. and Sealed Air Corporation any document delivered to the IRS with respect to a Tax Claim promptly after such document is delivered to the IRS, provided, however, that, if such document was prepared in response to a request by the IRS, then prior to the delivery of such document to the IRS, Cryovac, Inc. and Sealed Air Corporation shall be allowed to provide affirmative suggestions or comments with respect to any such document, as provided in paragraph VI(c)(ii) of this Agreement, (C) provide Cryovac, Inc. and Sealed Air Corporation, at least five days prior to any meeting or conference (whether in person or by teleconference) scheduled with the IRS during which a Tax Claim may be discussed, with written notice of such scheduled meeting or conference, and an opportunity to attend the portions of such meeting or conference during which any Tax Claim is discussed, and (D) provide Cryovac, Inc. and Sealed Air Corporation with cooperation and information reasonably requested by Cryovac, Inc. or Sealed Air Corporation in connection with any Tax Claim, including, at Cryovac, Inc.'s or Sealed Air Corporation's request, status updates with respect to all Tax Claims, (v) any document to be provided by the Debtors to Cryovac, Inc. or Sealed Air Corporation in furtherance of the obligations set forth in this paragraph VI(c) may be redacted by the Debtors to exclude information not pertinent to the Tax Claim and (vi) unless otherwise required by a Final Determination, none of the Debtors or any of their Affiliates shall settle or otherwise dispose of any Tax Claim.

         d. The obligations of each Plaintiff contained in paragraphs II(c)(ix), (x), and (xi), and VI(a) and (b) of this Agreement shall survive until such Plaintiff has ceased to exist.

         e. Each of the Plaintiffs shall use its best efforts to cause the Confirmation Order and Chapter 11 Plan expressly to provide an acknowledgment and agreement of each of the Debtors that (i) to the extent that any of the Debtors are required, pursuant to generally accepted accounting principles, to accrue a liability for asbestos which liabilities are satisfied by Cryovac, Inc. by a transfer made by Cryovac, Inc. directly to the Cryovac 524(g) Trusts pursuant to this Agreement and such Debtor is required pursuant to generally accepted accounting principles to reverse such accrual, to the extent that there is more than one methodology under generally accepted accounting principles pursuant to which the Debtors are allowed to reverse any such accrual, such Debtor shall adopt the methodology, if any, not inconsistent with the provisions of paragraphs VI(b) and VI(g) of this Agreement, (ii) any payment or transfer by Cryovac, Inc. directly to a 524(g) Trust shall not be treated, for financial accounting purposes, as resulting in an expense or deduction of any Debtor or Non-Debtor Affiliate and (iii) to the extent that any payment or transfer by Cryovac, Inc. directly to a Cryovac 524(g) Trust results, for financial accounting purposes, in income to any Debtor, Debtors shall treat such income as income from the cancellation of indebtedness or liabilities of the Debtors. Sealed Air Corporation and Cryovac, Inc. acknowledge and agree that the obligation of the Debtors to reverse any accrual referred to in paragraph VI(e)(i) of this Agreement shall not be a breach of such Debtor's obligations set forth or referred to in this Agreement.

         f. If any of the Plaintiffs, and each of the Plaintiffs shall use its best efforts to require the Confirmation Order and Chapter 11 Plan expressly to provide that if, any of the Debtors, the Non-Debtor Affiliates, or the Cryovac 524(g) Trusts, has determined that an issue (a "Paragraph VI(f) Issue") may exist with respect to its taking, or the failure to take, a Defined Action as required pursuant to paragraph II(c)(ix), (x), or (xi), or VI(b) or VI(g), of this Agreement, then, prior to delivering a Contrary Opinion to Sealed Air Corporation with respect to such Defined Action in accordance with the provisos set forth in paragraph II(c)(ix), (x), or (xi), VI(b) or VI(g) of this Agreement, as the case may be, (i) such Person shall provide to Sealed Air Corporation, as promptly as practicable, a written notice identifying such Defined Action and describing in detail the Paragraph VI(f) Issue and (ii) such Person shall, and shall cause its advisors (including accountants and tax attorneys, as the case may be) to, and Sealed Air Corporation shall, consult and act in good faith to determine and resolve
(A) if such issue relates to a Tax issue, whether, as a result of a Change in Circumstances, there is no "reasonable basis", as defined in section 6662 of the Internal Revenue Code (or successor provision thereof ), for the taking of, or the failure to take, such Defined Action by such Person or (B) if such issue relates to an accounting issue, whether, as a result of a Change in Circumstances, the taking, or the failure to take, such Defined Action is inconsistent with generally accepted accounting principles.

         g. Each of the Plaintiffs shall use its best efforts to require the Confirmation Order and Chapter 11 Plan expressly to provide that:

         (i) unless otherwise required by a Final Determination, the Debtors and the Non-Debtor Affiliates (A) shall file all Tax Returns required to be filed by such Person, if any, consistent with the provisions of paragraph II(c)(ix) of this Agreement and shall take all other Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of paragraph II(c)(ix) of this Agreement and (B) shall be prohibited from taking any Defined Action that may result in the disqualification of any Cryovac 524(g) Trust as a Qualified Settlement Fund or be inconsistent with Cryovac, Inc. being treated as a Transferor to each Cryovac 524(g) Trust of the cash and Settlement Shares transferred by Cryovac, Inc. directly to such Cryovac 524(g) Trust or each Cryovac 524(g) Trust constituting a Qualified Settlement Fund, provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph VI(g)(i) if each of the following four requirements has been previously satisfied (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph VI(g)(i), (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty- five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion;

         (ii) if one or more Cryovac 524(g) Trusts is established, then unless otherwise required by a Final Determination, the Debtors and the Non-Debtor Affiliates shall treat for all Tax purposes any and all payments by Cryovac, Inc. directly to the Cryovac 524(g) Trusts pursuant to paragraph II(a) of this Agreement as a direct payment by Cryovac, Inc. to the Cryovac 524(g) Trusts for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc., and the Debtors and Non-Debtor Affiliates (A) for financial accounting or any other regulatory purpose, shall be prohibited from treating any payment by Cryovac, Inc. directly to a Cryovac 524(g) Trust as a payment by Cryovac, Inc. to any of the Debtors or Non-Debtor Affiliates, or as a payment by any Debtor or Non-Debtor Affiliate to any Person (including any 524(g) Trust) (or treating such payment as, or resulting in, an expense or deduction of any Debtor or Non-Debtor Affiliate), (B) for Tax purposes, shall be prohibited from claiming that any payment by Cryovac, Inc. directly to a Cryovac 524(g) Trust results in or gives rise (directly or indirectly) to the accrual or allowance of a deduction or expense, or income to, or any other transfer of any type to, any Debtor or Non-Debtor Affiliate, (C) shall take all Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this paragraph VI(g)(ii), (D) shall not take any position inconsistent with the foregoing on any Tax Return or with any Tax authority, and
         (E) shall not make any statement in any public or regulatory filing or release or otherwise, or take any other Defined Action, that is inconsistent with the obligations of such Person pursuant to this paragraph VI(g)(ii); provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph VI(g)(ii) if each of the following four requirements has been previously satisfied
         (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph VI(g)(ii), (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion; and

         (iii) unless otherwise required by a Final Determination, the Debtors and the Non-Debtor Affiliates shall treat for all Tax purposes all payments, if any, by Cryovac, Inc. to Grace Specialty pursuant to paragraph II(a) of this Agreement as ordinary income of Grace Specialty, and the Debtors and the Non-Debtor Affiliates (A) shall file all Tax Returns required to be filed by such Person, if any, consistent with the provisions of this paragraph VI(g)(iii) and shall take all other Defined Actions that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this paragraph VI(g)(iii) and (B) shall be prohibited from taking any Defined Action that is inconsistent with the foregoing provisions of this paragraph VI(g)(iii) or that is inconsistent with any such payment being treated as an ordinary and necessary expense incurred by Cryovac, Inc.; provided, however, that a Person shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action as required pursuant to this paragraph VI(g)(iii) if each of the following four requirements has been previously satisfied
         (I) such Person has fully performed all of its obligations set forth in paragraph VI(f) of this Agreement, (II) such Person has received a Contrary Opinion with respect to such Defined Action required or prohibited pursuant to this paragraph VI(g)(iii), (III) such Person has provided a copy of such Contrary Opinion to Sealed Air Corporation, and (IV) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion, Sealed Air Corporation has not provided such Person with a Sealed Air Opinion.

         h. The Debtors may prepare and execute (but not file with the IRS or other governmental authority, which filing shall be effected only by Cryovac, Inc. pursuant to and in accordance with this Agreement) a Protective Claim (a "Grace Protective Claim") for the taxable year of the Debtors in which the payments and transfers provided in paragraph II(a) of this Agreement (the "Transfer") are made, or for any other prior (solely with respect to a carryback from the taxable year of the Transfer) or subsequent taxable year in which the Tax Benefits realized as a result of such Transfer may be claimed by the Debtors (any such taxable year, a "Relevant Tax Year"), and require Cryovac, Inc. to file such Grace Protective Claim with the IRS or other governmental authority for and on behalf of the Debtors, provided, however, that a Grace Protective Claim shall not be required to be filed by Cryovac, Inc. at any time prior to 15 days before the expiration (taking into account all extensions thereof) of the applicable statute of limitations for the Debtors to file an amended return ("SOL") for the Relevant Tax Year, and provided, further, that, notwithstanding anything to the contrary set forth in this paragraph VI(h), the Debtors may prepare and execute a Grace Protective Claim, and require Cryovac, Inc. to file such Grace Protective Claim with the IRS or other governmental authority for a Relevant Tax Year, only if each of the following requirements has been previously satisfied:

         (i) (A) the Debtors have granted each extension (and each further extension) to the applicable SOL for such Relevant Tax Year that has been requested by the IRS; (B) at the time of each such request by the IRS referred to in this paragraph VI(h)(i), above, to extend (or further extend) the applicable SOL for such Relevant Tax Year, the Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer; (C) in the event that the IRS has not requested the Debtors to extend (or further extend) the applicable SOL for such Relevant Tax Year prior to 180 days prior to the end of such SOL, the Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer, and (D) the Debtors shall have provided to Cryovac, Inc. a written statement by their Chief Financial Officer that each of the requirements set forth immediately above in paragraphs VI(h)(i)(A),
         (B) and (C) of this Agreement has been satisfied in all respects; and

         (ii) each of the Confirmation Order and the Chapter 11 Plan expressly provide the provisions of this paragraph VI(h) in its entirety, the provisions of paragraphs VI(i) through VI(l) set forth below in their entirety, and that: (A) in addition to the obligation of Cryovac, Inc. to file a Grace Protective Claim if required by the Debtors in accordance with and subject to the conditions set forth in this paragraph VI(h), Sealed Air Corporation may file a Grace Protective Claim with the IRS or other taxing authority for a Relevant Tax Year at its election, and in connection therewith, the Debtors shall prepare and execute such Grace Protective Claim; (B) the Debtors shall pay to Cryovac, Inc. in immediately available funds fifty (50) percent of the amount of any Tax Benefit realized as a result of the Transfer no later than ten (10) days after such Tax Benefit has been deemed to have been Actually Realized pursuant to this paragraph VI(h); (C) if requested by Sealed Air Corporation, the Debtors shall use their best efforts to extend (and cause the IRS to agree to extend) the applicable SOL for any Relevant Tax Year; (D) other than any obligation of Cryovac, Inc. expressly set forth in paragraphs VI(h) through VI(l) of this Agreement, no obligations relating to the subject matter set forth in paragraphs VI(h) through (l) shall be undertaken or deemed to be undertaken by Cryovac, Inc. or any of its affiliates pursuant to paragraphs VI(h) through VI(l) of this Agreement or otherwise, and (E) the language to be included in Part II of Form 1120X (or applicable section of any similar state or local tax form) of a Grace Protective Claim shall include the language set forth on Exhibit 7 and only such other language as may be mutually agreed to by the Debtors and Cryovac, Inc.

For purposes of this Agreement, "Tax Benefit" shall mean the amount of any reduction of the actual Tax liability (after giving effect to any alternative minimum or similar Tax) of the Debtors to the appropriate governmental authority for a taxable year as a result of the Transfer (including, without limitation, as a result of a deduction, loss, credit, or exclusion, whether available in the current taxable year, as an adjustment to the taxable income in any other taxable year or as a carryforward or carryback, as applicable, or as an offset or reduction to any assessment), increased by any interest (on an after-Tax basis) received from such governmental authority relating to such reduction in Tax liability; it being understood that the amount of such reduction of the actual Tax liability of the Debtors to the appropriate governmental authority for a taxable year shall take into account, without duplication, the amount of any correlative increase in Tax liability of the Debtors (including as a result of any correlative inclusion, gain, reduction in a credit, or as an increase to any assessment) for such taxable year as a result of the Transfer. For purposes of this Agreement, a Tax Benefit shall be deemed to have been "Actually Realized" at the time any refund of Taxes is actually received or applied against other Taxes due (including all assessments by any governmental authority), or at the time of the filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a deduction, loss or other Tax item is applied to reduce the amount of Taxes which would otherwise be payable. The determination of any Tax Benefit Actually Realized as a result of the Transfer shall be deemed to have been utilized based on the order that the deductions, losses, credits, exclusions or other Tax items realized as a result of the Transfer are considered to be utilized by the Debtors pursuant to the ordering rules set forth in the Internal Revenue Code and the Treasury Regulations.

         i. The Debtors shall withdraw all Grace Protective Claims upon a Cryovac Final Determination that the Transfer results in a Tax Benefit to Cryovac, Inc. (or the affiliated group filing a consolidated Tax Return of which Sealed Air Corporation is the common parent), and the Debtors shall provide a written statement to Cryovac, Inc. signed by the Chief Financial Officer of the Debtors stating that all Grace Protective Claims have been withdrawn. Cryovac, Inc. shall notify the Debtors to pursue all Grace Protective Claims upon a Cryovac Final Determination that the Transfer results in no Tax Benefit to Cryovac, Inc. (or the affiliated group filing a consolidated Tax Return of which Sealed Air Corporation is the common parent). Upon receipt of such notice referred to in the preceding sentence or if otherwise requested in writing by Cryovac, Inc., the Debtors shall use reasonable best efforts to pursue all Grace Protective Claims, and the Debtors shall keep Cryovac, Inc. fully informed of, and Cryovac, Inc. shall be entitled to participate in, all developments with respect to all such Grace Protective Claims in a manner consistent with the provisions set forth in paragraphs VI(c)(ii) through (vi) of this Agreement. For purposes of this Agreement, "Cryovac Final Determination" means the later of (i) sixty days after the expiration of the statute of limitations (taking into account all extensions thereof) of the Sealed Air Corporation affiliated group filing a consolidated Tax Return for the taxable year in which Cryovac, Inc. makes the Transfer and (ii) if the IRS has challenged the ability of the Sealed Air Corporation affiliated group filing a consolidated Tax Return to claim any deduction or loss as a result of the transactions set forth in or contemplated by this Agreement, sixty days after the final resolution of the last of all such issues by a decision or other order of a court of competent jurisdiction, which has become final and unappealable, or the execution by Sealed Air Corporation of a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code.

         j. For purposes of determining any Tax Benefit that is Actually Realized by the Debtors as a result of the Transfer:

            (i) No later than ten (10) days after the Debtors shall have Actually Realized a Tax Benefit as a result of the Transfer, the Debtors shall provide Cryovac, Inc. with a detailed statement (the "Tax Benefit Statement") specifying (A) the amount of the Tax Benefit that was Actually Realized by the Debtors and any information relevant to the computation thereof (including full access to any applicable Tax Return, non-proprietary work papers and other materials and information of the Debtors and their accountants), (B) the date that such Tax Benefit was Actually Realized, (C) the amount of deduction, loss, credit or exclusion initially claimed by the Debtors as a result of the Transfer (the "Initial Tax Benefit Item"), (D) the amount of the Initial Tax Benefit Item that is utilized by the Debtors to create such Tax Benefit Actually Realized (including as a result of all or a portion of the Initial Tax Benefit Item being carried back or forward), and (E) the amount of the Initial Tax Benefit Item not yet utilized by the Debtors (to create a Tax Benefit Actually Realized) that will be carried forward.

            (ii) No later than 30 days after the Debtors have filed their U.S. federal consolidated income Tax Return for each year beginning the year that includes the Tax Benefit Start Date, the Debtors shall deliver to Cryovac, Inc. an annual statement (the "CFO Annual Statement"), signed by their Chief Financial Officer under penalties of perjury, that sets forth (A) the amount of the Tax Benefits Actually Realized, if any, by the Debtors as a result of the Transfer during the preceding taxable year (including, without limitation, as a result of an amended return for any taxable year, a loss or deduction being utilized for such preceding taxable year, a loss or credit carryback from such preceding taxable year, or a loss or credit carryforward to such preceding taxable year), (B) the date (or dates) such Tax Benefits were Actually Realized during such taxable year, (C) the amount of the Initial Tax Benefit Item, (D) the amount of the Initial Tax Benefit Item that is utilized by the Debtors to create such Tax Benefit Actually Realized, and (E) the amount of the Initial Tax Benefit Item not yet utilized by the Debtors (to create a Tax Benefit Actually Realized) that will be carried forward. The Debtors shall also provide Cryovac, Inc. with all information relevant to the computation of such Tax Benefits Actually Realized by the Debtors set forth in paragraph VI(j)(ii)(A) of this Agreement (including full access to any applicable Tax Return, the non- proprietary work papers, and other materials and information of the Debtors and their accountants). For purposes of this Agreement, "Tax Benefit Start Date" means the date on which the Debtors are required to pursue all Protective Claims pursuant to the third sentence of paragraph VI(i) of this Agreement.

            (iii) If Cryovac, Inc. disagrees in any respect with the Debtors' computation of the amount of the Tax Benefit Actually Realized that is set forth on the Tax Benefit Statement or the CFO Annual Statement, Cryovac, Inc. may, on or prior to forty-five (45) days after the receipt of either such statement from the Debtors, deliver a notice to the Debtors setting forth in reasonable detail the basis for Cryovac, Inc.'s disagreement therewith ("Tax Benefit Dispute Notice"). If no Tax Benefit Dispute Notice is received by the Debtors on or prior to the forty-fifth (45th) day after Cryovac, Inc.'s receipt of the Tax Benefit Statement or the CFO Annual Statement, as the case may be, from the Debtors, the Tax Benefit Statement or the CFO Annual Statement, as the case may be, shall be deemed accepted by Cryovac, Inc.

            (iv) Within fifteen (15) days after the Debtors' receipt of a Tax Benefit Dispute Notice, unless the matters in the Tax Benefit Dispute Notice have otherwise been resolved by mutual agreement of the parties, the Debtors and Cryovac, Inc. shall jointly select a nationally-recognized independent certified public accountant (the "Tax Benefit Accountant"); provided, however, if the Debtors and Cryovac, Inc. are unable to agree upon the Tax Benefit Accountant within such fifteen (15) day period, then the Debtors and Cryovac, Inc. shall each select a nationally-recognized independent certified public accountant which shall then jointly choose the Tax Benefit Accountant within fifteen (15) days thereafter. The Tax Benefit Accountant shall conduct such review of the work papers and such other materials and information, and the Tax Benefit Dispute Notice, and any supporting documentation as the Tax Benefit Accountant in its sole discretion deems necessary, and the Tax Benefit Accountant shall conduct such hearings or hear such presentations by the parties or obtain such other information as the Tax Benefit Accountant in its sole discretion deems necessary. The Tax Benefit Accountant shall, as promptly as practicable and in no event later than forty-five (45) days following the date of its retention, deliver to the Debtors and Cryovac, Inc. a report (the "Tax Benefit Report") in which the Tax Benefit Accountant shall, after reviewing disputed items set forth in the Tax Benefit Dispute Notice, determine what adjustments, if any, should be made to the amount of the Tax Benefit Actually Realized. The Tax Benefit Report shall set forth, in reasonable detail, the Tax Benefit Accountant's determination with respect to the disputed items or amounts specified in the Tax Benefit Dispute Notice, and the revisions, if any, to be made to the amount of the Tax Benefit Actually Realized, together with supporting calculations. All fees and expenses relating to this work of the Tax Benefit Accountant shall be borne equally by the Debtors and Cryovac, Inc. Absent manifest error, the Tax Benefit Report shall be final and binding upon the Debtors and Cryovac, Inc., and no party shall seek further recourse to courts, other arbitral tribunals or otherwise. The Debtors shall pay to Cryovac, Inc. in immediately available funds no later than five (5) days after delivery of the Tax Benefit Report to the Debtors and Cryovac, Inc. the sum of (x) the excess, if any, of fifty (50) percent of the amount of the Tax Benefit Actually Realized set forth in the Tax Benefit Report over the amount previously paid, if any, by the Debtors to Cryovac, Inc. with respect thereto and (y) interest with respect to any such excess, as provided for in paragraph VI(k) of this Agreement.

            (v) If a loss, deduction, credit or exclusion that resulted in Tax Benefit that was Actually Realized by the Debtors is later denied by a Taxing authority by (x) a decision, decree or other order by a court of competent jurisdiction, which has become final and unappealable or (y) any other means (including a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code) if Cryovac, Inc. has consented to such other means, which consent shall not be unreasonably withheld or delayed, the Debtors shall provide a written statement, signed under penalties of perjury by the Chief Financial Officer of the Debtors, that states (A) the amount of such loss, deduction, credit or exclusion that was denied, (B) the amount of the Tax Benefits Actually Realized that was initially determined and paid by the Debtors to Cryovac, Inc. for such taxable period, and (C) the revised amount of the Tax Benefit Actually Realized for such taxable period taking into account the denial of such loss, deduction, credit or exclusion. The Debtors shall also provide to Cryovac, Inc. any information relevant to the computation of such initial and revised amount of the Tax Benefits Actually Realized by the Debtors (including full access to any applicable Tax Return, the non-proprietary work papers, and other materials and information of the Debtors and their accountants). If Cryovac, Inc. disagrees in any respect with the Debtors' computation of such revised amount of the Tax Benefit Actually Realized by the Debtors for such taxable period, the principles of the dispute resolution mechanism set forth in paragraphs VI(j)(iii) and VI(j)(iv) shall apply. No later than five (5) days after final resolution of the amount of the revised Tax Benefits Actually Realized for such taxable period, Cryovac, Inc. shall pay to the Debtors in immediately available funds fifty (50) percent of the excess, if any, of the amount of Tax Benefits Actually Realized that was initially determined for such taxable period and paid by the Debtors to Cryovac, Inc. over the amount of the Tax Benefit Actually Realized for such taxable period as revised. Any amount that is not paid within the period set forth in this paragraph VI(j)(v) shall accrue interest in accordance with paragraph VI(k) of this Agreement.

         k. Notwithstanding anything to the contrary set forth in this Agreement, any amount of Tax Benefit Actually Realized that is required to be paid by the Debtors to Cryovac, Inc. pursuant to this Agreement and that is not paid within the period set forth in paragraph VI(h) of this Agreement shall accrue interest at the prime rate announced from time to time by Bank of America, N.A., compounded annually.

         l. In the event of a conflict between this Agreement and the 1998 Tax Sharing Agreement, this Agreement shall govern and control.

VII.     General Matters and Reservations
         --------------------------------

         a. In addition to other conditions set forth in this Agreement, the obligation of the parties to conclude the proposed settlement set forth in this Agreement is subject to and contingent upon the entry of a Final Order by this Court approving this Agreement, pursuant to Rules 2002 and 9019 of the Federal Rules of Bankruptcy Procedure.

         b. This Agreement (as amended, modified, or supplemented) sets forth the sole and entire agreement among the parties with respect to its subject matter, and may not be waived, amended, modified, or supplemented except by written instrument executed by duly authorized representatives of each of the parties and entitled "Modification of Settlement Agreement and Release." This Agreement supercedes any prior agreement, understanding, or undertaking (written or oral) by and among the parties regarding the subject matter of this Agreement.

         c. All parties agree that the terms of this Agreement were drafted jointly by counsel for the parties following extensive arm's length negotiations. In the event there arises an ambiguity or question of intent or interpretation of this Agreement or any provision thereof, the Agreement (and each of its provisions) shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

         d. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not, in any way, define, limit, extend, or otherwise affect the scope, meaning, intent, or interpretation of this Agreement or any provision thereof.

         e. Without affecting any determination as to the law applicable to the Action, this Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its provisions on conflict of laws).

         f. Nothing in this Agreement shall preclude any action to enforce any of the terms of this Agreement; provided, however, that any such action shall be brought exclusively in this Court, which shall retain jurisdiction of this matter and of the parties to this Agreement for the purposes of enforcing and implementing the terms and conditions of this Agreement and resolving disputes as to the rights and obligations of the parties under this Agreement; provided, further, that section 524(g)(2) shall govern jurisdiction over any proceeding that involves any injunction issued in accordance with this Agreement under section 524(g) of the Bankruptcy Code. The parties to this Agreement submit to the jurisdiction of this Court for these purposes.

         g. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties and all of which together shall constitute a single agreement.

         h. All parties to this Agreement shall jointly move this Court within thirty days of its execution for full and complete approval of this Agreement, and as applicable agree to enter into the Registration Rights Agreement, the Release, the Indemnity Agreement, and the ancillary documents when and as contemplated in this Agreement.

         i. This Agreement shall be binding upon and inure to the benefit of each of the Plaintiffs, each of the Released Parties, and any and all of their respective heirs, legal representatives, administrators, successors and assigns, provided that (i) neither this Agreement nor any substantial right or obligation hereunder may be assigned by Sealed Air Corporation or Cryovac, Inc. without the written consent of the other parties that have signed this Agreement, which consent shall not be unreasonably withheld and (ii) none of the Debtors shall transfer or agree to transfer a substantial part of its assets (in one or a series of transactions, whether or not related) to any Person or Persons without a prior determination of the Court by Final Order that at the time of each such transaction such Debtors, collectively with any such successors who will be jointly and severally liable for the obligations of such Debtors, will have the ability to pay and satisfy in the ordinary course of business their respective obligations and liabilities, including, without limitation, all Indemnified Taxes and all obligations set forth or referred to in this Agreement, including, without limitation, all such obligations set forth in the Chapter 11 Plan or Confirmation Order, and provided, further, that paragraph VII(i)(ii) of this Agreement shall not apply at any time when the following two conditions in paragraphs VII(i)(ii)(A) and
(B) of this Agreement are both satisfied: (A)(1) as a result of the expiration of the applicable statutes of limitation, assessment against and collection of Indemnified Taxes from each of the Released Parties (including assessment and collection pursuant to section 6901 of the Internal Revenue Code) is barred by such statutes of limitation and (2) all Indemnified Taxes have been paid by the Debtors in accordance with the 1998 Tax Sharing Agreement and the Released Parties have received from the Debtors (or adequate provision satisfactory to the Released Parties has been made for the payment of) all indemnification and other payments claimed by the Released Parties against any of the Debtors in respect of Indemnified Taxes and related matters in accordance with the 1998 Tax Sharing Agreement; and (B) the injunctions required pursuant to paragraph II(c)(vi) of this Agreement shall be in effect and there shall not be pending any lawsuit, action or other judicial or administrative proceeding (1) alleging an Asbestos-Related Claim and seeking to impose liability on one or more of the Released Parties notwithstanding the existence and continuing operative effect of such injunctions or (2) challenging in any manner the continuance and operative effect of such injunctions in respect of the Released Parties.

         j. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party to this Agreement acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations under this Agreement shall be specifically enforceable.

         k. All notices and other communication hereunder shall be in writing and shall be deemed to have been duly given upon receipt if: (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express courier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

         A.       If to the Plaintiffs, to:

                  Official Committee of Asbestos Property Damage Claimants c/o Bilzin Sumberg Baena Price & Axelrod LLP
                  200 South Biscayne Boulevard
                  Suite 2500
                  Miami, Florida 33131
                  Attention: Scott L. Baena
                  Telephone: (305) 350-2403
                  Facsimile: (305) 374-7593

                  -and-

                  Official Committee of Asbestos Personal Injury Claimants c/o Caplin & Drysdale, Chartered
                  One Thomas Circle, NW
                  Washington, D.C.  20005
                  Attention: Peter V. Lockwood
                  Telephone: (202) 862-5000
                  Facsimile:  (202) 429-3301

         B.       If to the Released Parties, to:

                  Sealed Air Corporation/Cryovac, Inc.
                  Park 80 East
                  Saddle Brook, New Jersey  07663
                  Attention:  General Counsel and Secretary
                  Facsimile:  (201) 703-4113

                  with copies to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036-6522
                  Attention:  Sheila L. Birnbaum
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



                                            OFFICIAL COMMITTEE OF ASBESTOS
                                            PERSONAL INJURY CLAIMANTS

                                            By:  /s/ Perry Weitz
                                                 ----------------------------
                                            Print Name:  Perry Weitz
                                            Title:  Co-Chairman



                                            OFFICIAL COMMITTEE OF ASBESTOS
                                            PROPERTY DAMAGE CLAIMANTS

                                            By:  /s/ Daniel A Speights
                                                 ----------------------------
                                            Print Name:  Daniel A Speights
                                            Title:  Co-Chairman


                                            SEALED AIR CORPORATION

                                            By:  /s/ David H. Kelsey
                                                 ----------------------------
                                            Print Name: David H. Kelsey
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            CRYOVAC, INC.

                                            By:  /s/ David H. Kelsey
                                                 ----------------------------
                                            Print Name: David H. Kelsey
                                            Title: Vice President and Chief
                                                   Financial Officer

                   Exhibit 1: REGISTRATION RIGHTS AGREEMENT

        (The remainder of this page has been intentionally left blank.)

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

         This REGISTRATION RIGHTS AGREEMENT (the "Registration Rights Agreement") is made and entered into as of __________________, 200__, by and between SEALED AIR CORPORATION, a Delaware corporation, the Initial Holders (as defined below), and any other Person who later becomes a party to this Registration Rights Agreement by executing and delivering a Joinder Agreement in the form attached as Exhibit A hereto (the "Joinder Agreement"), in connection with the issuance of 9,000,000 shares of Sealed Air Common Stock (as defined below), as more fully set forth in the Settlement Agreement (as defined below).

                                   ARTICLE I

                              Certain Definitions
                              -------------------

         All capitalized terms not otherwise defined in this Registration Rights Agreement shall have the meanings ascribed thereto in the Settlement Agreement. As used in this Registration Rights Agreement, the following terms shall have the meanings ascribed to them below:

         1.1 "Acquisition Blackout Period" shall have the meaning set forth in
Section 2.1(e).

         1.2 "Blackout Period" shall have the meaning set forth in Section
2.1(e).

         1.3 "Commission" shall mean the Securities and Exchange Commission or any federal agency at the time administering the Securities Act.

         1.4 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any federal statute then in effect which has replaced such statute.

         1.5 "Holder" shall mean any Person, including any Initial Holder, who is a holder of record or beneficial owner of Registrable Securities for so long as such Person is a holder of record or beneficial owner of any Registrable Securities.

         1.6 "Holder Post-Effective Amendment" shall have the meaning set forth in Section 2.1(d).

         1.7 "Initial Holder" shall mean any Person to whom Cryovac, Inc. transfers the Settlement Shares on or after the Effective Date.

         1.8 "Maximum Blackout Period" shall have the meaning set forth in
Section 2.1(e).

         1.9 "Piggyback Registration" shall have the meaning set forth in
Section 2.2(a).

         1.10 "Registrable Securities" shall mean the Settlement Shares and any other securities described in Section 8.1(ii); provided that such securities shall cease to be Registrable Securities (i) when a registration statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such Registrable Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement, (ii) when such Registrable Securities are sold pursuant to Rule 144 or such Registrable Securities are eligible to be sold pursuant to paragraph (k) of Rule 144, (iii) on and after the date that is two years after the date that Cryovac, Inc. transfers the Settlement Shares to the Initial Holders, or (iv) when such Registrable Securities shall cease to be outstanding.

         1.11 "Rule 144" shall mean Rule 144 promulgated under the Securities
Act.

         1.12 "Sealed Air Common Stock" shall mean the common stock, par value $0.10 per share, of Sealed Air Corporation.

         1.13 "Securities Act" shall mean the Securities Act of 1933, as amended, or any federal statute then in effect which has replaced such statute.

         1.14 "Senior Notes" shall have the meaning set forth in Section
2.2(a).

         1.15 "Shelf Amendment" shall have the meaning set forth in Section 2.1(e).

         1.16 "Shelf Registration Statement" shall have the meaning set forth in Section 2.1(a).

         1.17 "Settlement Agreement" shall mean the Settlement Agreement and Release, dated as of November 10, 2003, of which this Registration Rights Agreement is an exhibit.

         1.18 "Settlement Shares" shall mean the shares of Sealed Air Common Stock issued pursuant to the Settlement Agreement, including any additional securities or securities issued in place of Sealed Air Common Stock upon an anti-dilution or other adjustment made pursuant to Section III of the Settlement Agreement.

         1.19 "Underwritten Holders" shall have the meaning set forth in
Section 2.1(f).


                                  ARTICLE II

                              Registration Rights
                              -------------------

         2.1 Shelf Registration.

             (a) Subject to Section 2.1(e), following the Effective Date, Sealed Air Corporation will use reasonable best efforts to prepare and file with the Commission as soon as reasonably practicable but not later than the date that is 60 days after the Effective Date, a shelf registration statement on Form S-3 or any other appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission relating to the offer and sale of all of the Registrable Securities by Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such shelf registration statement (together with all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein (the "Shelf Registration Statement").

             (b) Sealed Air Corporation is obligated to effect one (1) Shelf Registration Statement. A registration shall not count as the Shelf Registration Statement until the Commission has declared the registration statement filed pursuant to Section 2.1(a) effective.

             (c) Subject to Section 2.1(e), Sealed Air Corporation will use reasonable best efforts to file all documents as may be required to cause and to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable in order to permit and facilitate the sale and distribution of the Registrable Securities and to remain effective for a period ending on the date on which there cease to be any Registrable Securities, as contemplated by Section 1.10.

             (d) Each Holder of Registrable Securities that wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and the related prospectus agrees to deliver a notice and questionnaire in the form attached hereto as Exhibit B (a "Notice and Questionnaire") and such other information as Sealed Air Corporation may reasonably require, at least ten
(10) business days prior to the intended distribution of such Holder's Registrable Securities under the Shelf Registration Statement. Notwithstanding the foregoing, Holders will use reasonable best efforts to deliver a Notice and Questionnaire to Sealed Air Corporation within 15 days following the Effective Date or the date that such Holder enters into a Joinder Agreement, as the case may be. Provided that the Shelf Registration Statement has been declared effective, Sealed Air Corporation shall, after a Holder has delivered a Notice and Questionnaire and such other information as Sealed Air Corporation may reasonably require, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement (a "Holder Post-Effective Amendment") and/or prepare and, if required by applicable law, file a supplement to the related prospectus or amendment to any document incorporated therein by reference or file any other required document so that such Holder is named as a selling security holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to the purchaser of the Registrable Securities in accordance with applicable law and, if Sealed Air Corporation shall file a Holder Post-Effective Amendment, use reasonable best efforts to cause such Holder Post-Effective Amendment to be declared effective under the Act, (ii) provide such Holder with such number of copies of any documents filed pursuant to the foregoing as the Holder shall reasonably request, and (iii) notify such Holder after the effectiveness of any post-effective amendment filed hereunder; provided, however, that, if the Notice and Questionnaire is delivered during a Blackout Period, Sealed Air Corporation shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
(iii) above upon expiration of the Blackout Period.

             (e) Notwithstanding anything to the contrary contained in this Registration Rights Agreement, Sealed Air Corporation shall have the right to delay the filing or the effectiveness of the Shelf Registration Statement or to suspend the right of a Holder to sell Registrable Securities under an effective Shelf Registration Statement for a period or periods (each, a "Blackout Period") which in the aggregate do not exceed 120 days in any 12 month period (the "Maximum Blackout Period") in the event that (i) Sealed Air Corporation would, in accordance with the reasonable written advice of its counsel, be required to disclose in the prospectus, information not otherwise required by law to be publicly disclosed, or (ii) in the judgment of the Chief Executive Officer of Sealed Air Corporation, there is a reasonable likelihood that such disclosure, or any other action required to be taken in connection with the prospectus, would materially and adversely affect or interfere with any material financing, acquisition, merger, joint venture, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar material transaction involving Sealed Air Corporation, or (iii) a change to the Shelf Registration Statement is required so that, as of such date, the Shelf Registration Statement and prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Shelf Amendment"). Sealed Air Corporation shall give the Holders of Registrable Securities included in the Shelf Registration Statement written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay, which delay Sealed Air Corporation shall use its reasonable best efforts acting in good faith to limit to the shortest time practicable; and provided, however, that the implementation of any Blackout Period shall be done in good faith, and not for the purpose or intention of impeding any rights of the Holders. Sealed Air Corporation shall promptly provide written notice to the Holders included in the Shelf Registration Statement when the Blackout Period has ended. Notwithstanding anything to the contrary contained in this Section 2.1(e), one or more Blackout Periods may exceed, in the aggregate, the Maximum Blackout Period, if the Maximum Blackout Period is exceeded by a Blackout Period in connection with, arising out of, or resulting from a significant merger, acquisition or divestiture involving Sealed Air Corporation or any of its subsidiaries (an "Acquisition Blackout Period"); provided, however, that, if the Maximum Blackout Period is exceeded as permitted above, Sealed Air Corporation agrees not to commence any further Blackout Periods during the 12-month period in which the Maximum Blackout Period was exceeded, except for
(1) a Holder Post-Effective Amendment, (2) an Acquisition Blackout Period, which in no event will commence until the expiration of 60 days following the last day of the last Blackout Period, or (3) a Blackout Period in reasonable duration in order to effectuate a required Shelf Amendment.

             (f) (i) Any Holder or Holders who together are the beneficial owners of at least a majority of the then outstanding Registrable Securities and the reasonably anticipated aggregate price to the public, before deducting underwriting commissions, of such Registrable Securities would equal or exceed $75.0 million in the aggregate, may elect to sell such Registrable Securities under the Shelf Registration Statement in an underwritten offering in accordance with the conditions set forth in this Section 2.1(f) (the "Underwritten Holders"). The Underwritten Holders will provide Sealed Air Corporation with written notice of such proposed underwritten offering and in such notice designate a representative for the Underwritten Holders. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Underwritten Holders, subject, in each case, to the consent of Sealed Air Corporation, which consent will not be unreasonably withheld or delayed, and the respective Holders will be responsible for all underwriting commissions and discounts with respect to the Registrable Securities sold by such respective Holders in connection therewith. Sealed Air Corporation shall not be obligated to arrange for more than one underwritten offering pursuant to the Shelf Registration Statement. No Holder may participate in such underwritten offering hereunder unless such Holder (i) agrees to sell the Holder's Registrable Securities on the basis provided in any underwriting arrangements approved pursuant hereto, and (ii) completes and executes all other questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, including, but not limited to, custody agreements and lock-up agreements, required under the terms of such underwriting arrangements, so long as all Holders participating in such underwritten offering are required to enter into substantially similar custody agreements or lock-up agreements, as the case may be. Except as otherwise set forth herein, all decisions relating to such underwritten offering, including without limitation, the selection of counsel, shall be made by the Underwritten Holders.

                (ii) Sealed Air Corporation shall as soon as reasonably practical, after receipt of the written notice from the Underwritten Holders pursuant to Section 2.1(f)(i), give written notice of the intended underwritten offering to all other Holders that are beneficial owners of at least 1,000 Registrable Securities and, subject to Section 2.1(f)(iii), the Underwritten Holders shall cause the managing underwriter(s) to include in such underwritten offering all Registrable Securities requested to be included therein pursuant to the written requests of such Holders and received by the representative for the Underwritten Holders within fifteen (15) days after delivery of the written notice from Sealed Air Corporation. Notwithstanding the foregoing, Sealed Air Corporation shall not be required to provide the notice required by this Section 2.1(f)(ii) to beneficiaries of any trust, whether or not such beneficiaries are beneficial owners of Registrable Securities, but only to the trustees of such trust, as provided in Section 8.4.

                (iii) If the managing underwriter(s) for such underwritten offering advises Sealed Air Corporation and the representative for the Underwritten Holders that the amount of Registrable Securities requested to be included therein exceeds the amount of Registrable Securities that can be sold in such underwritten offering or that the number of shares of Registrable Securities proposed to be included in any such underwritten offering would materially and adversely affect the price per share of Sealed Air Common Stock to be sold in such underwritten offering, the number of Registrable Securities to be included in such underwritten offering shall be the number of shares of Registrable Securities which in the opinion of such managing underwriter(s) can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Securities requested to be included in such underwritten offering, the number of shares to be included for each Holder (including the Underwritten Holders) shall be reduced pro rata on the basis of the number of shares requested to be registered by such Holders or as such Holders may otherwise agree.

         2.2 Piggyback Registration.

             (a) Following the Effective Date, if (i) the number of Registrable Securities then outstanding is at least one percent (1%) of the outstanding Sealed Air Common Stock or all of the outstanding Registrable Securities cannot then be sold at one time under Rule 144, and (ii) Sealed Air Corporation shall determine to register any shares of Sealed Air Common Stock for its own account in a primary underwritten offering or for the account of other holders of Sealed Air Common Stock in a secondary underwritten offering, on any registration form (other than (i) Form S-4 or (ii) S-8 or (iii) other successor forms, or Form S-3, or any successor form, with respect to the registration of shares of Sealed Air Common Stock into which Sealed Air Corporation's 3% Convertible Senior Notes due 2033 (the "Senior Notes") may be converted so long as no other Sealed Air Common Stock is registered thereunder) which permits the inclusion of Registrable Securities held by any Holder (a "Piggyback Registration"), then Sealed Air Corporation will give each Holder that is a beneficial owner of at least 1,000 Registrable Securities written notice thereof and, subject to
Section 2.2(c), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written requests of Holders received within 15 days after delivery of Sealed Air Corporation's notice; provided that each such Holder will also provide such additional information as Sealed Air Corporation may reasonably require, including but not limited to a Notice and Questionnaire. Notwithstanding the foregoing, Sealed Air Corporation shall not be obligated to provide the notice required by this Section 2.2 to beneficiaries of any trust, whether or not such beneficiaries are beneficial owners of Registrable Securities, but only to the trustees of such trust, as provided in Section 8.4. Notwithstanding the provisions of this Section 2.2(a), Sealed Air Corporation shall not be required to include any Registrable Securities (i) on a registration statement on Form S-3 if the registration statement solely relates to the issuance and sale by Sealed Air Corporation from time to time of securities of Sealed Air Corporation or any of its subsidiaries pursuant to Rule 415 of the Securities Act, or (ii) on a registration statement in connection with the reclassification, recapitalization, consolidation or an exchange offer of any Sealed Air Corporation securities.

             (b) The right of any Holder to participate in a Piggyback Registration shall be conditioned upon such Holder's participation in such underwriting in accordance with the terms and conditions thereof. Sealed Air Corporation shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with Sealed Air Corporation) enter into an underwriting agreement in customary form, and such other agreements, including, but not limited to, custody agreements and lock-up agreements, requested by the managing underwriters, so long as all Holders participating in such underwritten offering are required to enter into substantially similar custody agreements or lock-up agreements, as the case may be.

             (c) If the managing underwriter(s) for such underwritten offering advises Sealed Air Corporation that the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering or that the number of shares of Registrable Securities proposed to be included in any such registration would materially and adversely affect the price per share of Sealed Air Common Stock to be sold in such offering, Sealed Air Corporation shall include in such registration only the number of shares of Registrable Securities which in the opinion of such managing underwriter(s) can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Securities requested to be registered, any securities to be sold by Sealed Air Corporation or other holders of Sealed Air Corporation's securities which have initiated such offering shall have priority over any Registrable Securities held by Holders, and the number of shares to be included for each Holder and other holders of Sealed Air Corporation's securities that did not initiate the offering shall be reduced pro rata on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

             (d) Notwithstanding the provisions of this Section 2.2, Sealed Air Corporation shall have the right at any time after it shall have given written notice to the Holders pursuant to Section 2.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, to withdraw the same at any time, or to suspend the right of a Holder to sell Registrable Securities under an effective Piggyback Registration; provided, however, that it is suspending the sale of all securities under such Piggyback Registration.

         2.3 Registration Procedures. In the case of each registration effected by Sealed Air Corporation pursuant to this Article II involving the registration of Registrable Securities, Sealed Air Corporation will keep each Holder included in such registration (provided, however, that Sealed Air Corporation shall not be obligated to provide any notice required by this Section 2.3 to beneficiaries of any trust, whether or not such beneficiaries are beneficial owners of Registrable Securities, but only to the trustees of such trust, as provided in
Section 8.4, unless such beneficiary is specifically named in the registration statement) advised as to the initiation of such registration and as to the completion thereof. At its expense, Sealed Air Corporation will use reasonable best efforts to:

             (a) subject to Sections 2.1(e) and 2.2(d), prepare and file any such registration statement and other documents with the Commission and cause such registration statement to be declared effective as soon as reasonably practicable by the Commission; provided, however, that, before filing such registration statement, Sealed Air Corporation will furnish to one counsel selected by the Holders of a majority of Registrable Securities included in such registration statement copies of such registration statement, which registration statement will be subject to the reasonable review and comment of such counsel;

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein (including post- effective amendments, prospectus supplements and pricing supplements) as may be necessary, including, in the case of the Shelf Registration Statement, such amendments and supplements as are necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2.1(c) and to effectuate the underwritten offering pursuant to Section 2.1(f); provided, however, that before filing such amendments or supplements, Sealed Air Corporation will furnish to one counsel selected by the Holders of a majority of Registrable Securities included in such Shelf Registration Statement copies of such amendments and supplements (but not including any documents incorporated by reference into the Shelf Registration Statement) proposed to be filed, which amendments and supplements will be subject to the reasonable review and comment of such counsel;

             (c) (i) register or qualify the Registrable Securities to be included in such registration statement under such state securities laws or blue sky laws of such jurisdictions as any Holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request; provided, however, that Sealed Air Corporation shall not be required to take any action to have the Registrable Securities registered with or approved by any governmental agency or authority outside of the United States, and (ii) take any and all other actions as may be reasonably necessary or advisable to enable each such Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that Sealed Air Corporation shall not be required to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.3(c), or (2) consent to general service of process or taxation in any such jurisdiction;

             (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as any Holder from time to time may reasonably request;

             (e) notify the Holders of Registrable Securities included in the registration statement, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement, (iii) of the receipt by Sealed Air Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale in any jurisdiction, (iv) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (v) of the occurrence of any Blackout Period; or (vi) the withdrawal of any Piggyback Registration or the suspension of the right of any Holder to sell Registrable Securities under an effective Piggyback Registration;

             (f) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder of Registrable Securities included in the registration statement, incorporate in a prospectus supplement or post-effective amendment (i) such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or to such underwriters, and (ii) such additional information regarding Sealed Air Corporation that would be required if such underwritten offering was made pursuant to a registration statement on Form S-1; provided, however, that the inclusion of such information will only be made following the reasonable request of the managing underwriter(s) of an underwritten offering pursuant to Section 2.1(f);

             (g) cause all Registrable Securities to be listed on the New York Stock Exchange and each other securities exchange, if any, on which the Sealed Air Common Stock is then listed or, if the Sealed Air Common Stock is not listed on any such exchange, to be listed on the National Association of Securities Dealers, Inc. ("NASD") automated quotation system and, if listed on the NASD automated quotation system, use reasonable best efforts to secure designation of all such Registrable Securities covered by the Shelf Registration Statement as a NASDAQ "national market system security" within the meaning of Exchange Act Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

             (h) in the case of an underwritten offering pursuant to Section 2.1(f) of the Registration Rights Agreement, (i) enter into such customary agreements (including underwriting agreements in customary form) and take such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of the underwritten Registrable Securities (including, making members of senior management of Sealed Air Corporation available to participate in, and cause them to reasonably cooperate with the underwriters in connection with "roadshow" and other customary marketing activities), (ii) obtain opinions of counsel to Sealed Air Corporation addressed to the underwriters in customary form, covering such matters as are customarily covered by opinions requested in underwritten offerings, and (iii) obtain "comfort" letters and updates thereof from Sealed Air Corporation's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in underwritten offerings;

             (i) make available for inspection by a representative of the Underwritten Holders, any underwriter of such sale, and any attorney or accountant retained by such Underwritten Holders or underwriters, at reasonable times and places, all financial and other records, information and documents and properties of Sealed Air Corporation, other than those subject to an attorney-client or other privilege, that are pertinent to the registration statement filed in connection with such sale; provided, however, that the foregoing persons shall enter into a confidentiality agreement in form and substance reasonably satisfactory to Sealed Air Corporation (it being agreed that such confidentiality agreement will include an agreement not to buy or sell any securities of Sealed Air Corporation while such person is in possession of material non-public information) with respect to confidential records, information and documents. Sealed Air Corporation will cause its officers and relevant employees to be available at reasonable times and places for discussions regarding the foregoing information and documents (subject to the confidentiality agreement requirements described above) of Sealed Air Corporation with any such representative, underwriter, attorney or accountant in connection with such registration statement and to otherwise reasonably cooperate in connection with the due diligence investigation undertaken by any of them;

             (j) not effect any distribution or public sale of Sealed Air Common Stock during the 60 day period beginning on the date of the underwriting agreement entered into in connection with an underwritten offering pursuant to
Section 2.1(f) of this Registration Rights Agreement (except, as part of such underwritten offering if permitted by the managing underwriter(s) of such offering, in their sole discretion, or pursuant to registrations on Form S-8 or S-4 or any successor form thereto, upon the exercise of any convertible securities of Sealed Air Corporation, or in connection with contributions to profit sharing or similar plans, payment for services in shares of Sealed Air Common Stock, or the sale of Sealed Air Common Stock issuable upon conversion of the Senior Notes) unless the managing underwriter(s) for such offering otherwise agree;

             (k) pay all costs and expenses in connection with Sealed Air Corporation's complying with the terms hereof, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and expenses for listing the Registrable Securities on each securities exchange on which similar securities issued by Sealed Air Corporation are then listed or, if applicable, on the NASD automated quotation system, the expenses of Sealed Air Corporation in providing the notice required by Section 2.1(f)(ii), blue sky fees and expenses, and fees and disbursements of counsel for Sealed Air Corporation, but excluding underwriting discounts and selling commissions relating to the Registrable Securities, and excluding the fees and expenses of any attorney, accountant or any other advisor retained by any Holder or, in an underwritten offering pursuant to Section 2.1(f), by any underwriter of such offering.

             (l) otherwise comply with the Securities Act and all applicable rules and regulations of the Commission and the securities exchange on which the Registrable Securities are listed.

         2.4 Delivery of Prospectus Supplement. In the event that (a) Sealed Air Corporation would be required, pursuant to Section 2.3(e)(iv) above, to notify the selling Holders of Registrable Securities, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, or (b) a Holder would be required to notify Sealed Air Corporation and such Holder provides Sealed Air Corporation with the information required by Section 2.5(b), Sealed Air Corporation shall as promptly as practicable prepare and furnish to each such Holder, to each placement or sales agent, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to initial purchasers of Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Registrable Securities agrees that upon receipt of any notice from Sealed Air Corporation pursuant to Section 2.3(e), other than Section 2.3(e)(i), or if such Holder would be required to notify Sealed Air Corporation pursuant to Section 2.5(b), such Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder shall have received copies of such amended or supplemented prospectus, or until such time as otherwise advised by Sealed Air Corporation, and if so directed by Sealed Air Corporation, such Holder shall deliver to Sealed Air Corporation, all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

         2.5 Furnishing Information by the Holders.

             (a) Sealed Air Corporation may require each Holder of Registrable Securities as to which any registration is being effected to furnish to Sealed Air Corporation such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities and such other information as Sealed Air Corporation may from time to time reasonably request.

             (b) Each such Holder agrees to promptly notify Sealed Air Corporation of any inaccuracy or change in information previously furnished by such Holder to Sealed Air Corporation or of the occurrence of any event as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish information so required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         2.6 Indemnification.

             (a) Sealed Air Corporation will indemnify each Holder whose Registrable Securities are to be included in a registration pursuant to this
Article II, each of such Holder's officers, directors, partners, trustees, agents, employees and representatives and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of such Registrable Securities and each person who controls such underwriter with respect to each registration, qualification or compliance effected pursuant to this Article II against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any amendment thereto, or any other document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse such indemnified persons for any reasonable legal and other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that Sealed Air Corporation will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Sealed Air Corporation by a Holder and provided for use in such registration statement, prospectus or any other document or the Holder delivered a registration or prospectus in violation of
Section 2.4 hereof after written notice was provided by Sealed Air Corporation as provided in Section 2.4. It is agreed that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Sealed Air Corporation (which consent shall not be unreasonably withheld or delayed).

             (b) Each Holder whose Registrable Securities are included in any registration effected pursuant to this Article II shall indemnify Sealed Air Corporation, each of its directors, officers, agents, employees and representatives, and each Person who controls Sealed Air Corporation within the meaning of Section 15 of the Securities Act, each other such Holder and each of their officers, directors, partners, agents, employees and representatives and each person controlling such Holder, and each underwriter, if any, of such Registrable Securities and each Person who controls any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any amendment thereto, or any other document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse such indemnified persons for any reasonable legal or other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or any other document in reliance upon and in strict conformity with written information furnished to Sealed Air Corporation by such Holder and provided specifically for use therein; provided, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); provided, further and notwithstanding anything to the contrary contained herein, that a Holder shall not be obligated to pay (i) any indemnification claims to the extent and after the amount of such indemnification claims in the aggregate paid by such Holder exceeds the gross proceeds in connection with the sale of such Holder's Registrable Securities with respect to which the indemnification claims arose or (ii) more than his, her or its pro rata share of any indemnification claim based upon the gross proceeds in connection with the sale of such Holder's Registrable Securities with respect to which the indemnification claim arose as a percentage of the aggregate gross proceeds received by all of the Holders in connection with such sale.

             (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give prompt written notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense with counsel reasonably acceptable to the Indemnifying Party at the Indemnified Party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 to the extent such failure is not materially prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, a Holder shall not be obligated to pay (i) any contribution claims to the extent and after the amount of such contribution claims in the aggregate paid by such Holder exceeds the gross proceeds in connection with the sale of such Holder's Registrable Securities with respect to which the contribution claims arose or (ii) more than his, her or its pro rata share of any contribution claim based upon the gross proceeds in connection with the sale of such Holder's Registrable Securities with respect to which the contribution claim arose as a percentage of the aggregate gross proceeds received by all of the Holders in connection with such sale.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.7 Non-Affiliate Status. As of the Effective Date and to the best of Sealed Air Corporation's knowledge, including Sealed Air Corporation's assumption, without any investigation, that no Holder beneficially owns as of the Effective Date any securities of Sealed Air Corporation other than Registrable Securities, Sealed Air Corporation hereby acknowledges and agrees that the Holders' beneficial ownership of the Registrable Securities does not and will not (as of the Effective Date) cause any of the Holders to be an "affiliate" of Sealed Air Corporation as defined in Rule 144.


                                   ARTICLE III

                    Representations, Warranties and Covenants
                    -----------------------------------------



         3.1 Representations, Warranties and Covenants of Holders.

             (a) Each Holder represents and warrants to, and agrees with Sealed Air Corporation that such Holder, if not an individual, has the corporate, limited liability, trust or partnership power and authority, as the case may be, to enter into this Registration Rights Agreement and to perform its obligations hereunder.

             (b) Each Holder represents and warrants to, and agrees with Sealed Air Corporation that all necessary corporate, limited liability, trust or partnership action, as the case may be, has been taken by the such Holder with respect to the execution and delivery of this Registration Rights Agreement and the performance of its obligations hereunder, and this Registration Right Agreement constitutes a valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted, and (iii) applicable law and public policy as to rights of indemnification and contribution.

             (c) Each Holder represents and warrants to and agrees with Sealed Air Corporation that such Holder will (i) not offer to sell, sell or otherwise dispose of any Registrable Securities except (A) pursuant to an effective registration statement under the Securities Act that covers the Registrable Securities being disposed of, (B) in compliance with Rule 144, or (C) in a transaction that, in the opinion of counsel satisfactory to Sealed Air Corporation, does not require registration of such Registrable Securities under the Securities Act, (ii) during the time when such Holder is offering Registrable Securities for sale, not engage in any stabilization activity in connection with any of Sealed Air Corporation's securities, (iii) cause to be furnished to any purchaser of the Registrable Securities and to the broker-dealer, if any, through whom Registrable Securities may be offered, a prospectus in compliance with and if then required by the Securities Act, (iv) not bid for or purchase any Sealed Air Corporation securities or any rights to acquire such securities, or attempt to induce any person to purchase any such securities or any rights to acquire such securities, in each case, other than as permitted under the Exchange Act, and (v) upon the reasonable request of Sealed Air Corporation from time to time, advise Sealed Air Corporation from time to time of the number of Registrable Securities that such Holder has sold or otherwise disposed of.

             (d) Each Holder represents and warrants to and agrees with Sealed Air Corporation that such Holder is acquiring the Settlement Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

             (e) Each Holder represents and warrants to and agrees with Sealed Air Corporation that such Holder and their respective transferees will comply with all filing and other reporting obligations under all applicable laws which shall be applicable to such Holder with respect to the Settlement Shares.

             (f) In the event such Holder makes any disposition of Registrable Securities other than pursuant to an effective registration statement or in compliance with an exemption from registration under the Securities Act, such Holder will indemnify and hold harmless Sealed Air Corporation and each of its directors, officers, agents, employees and representatives, and each person who controls Sealed Air Corporation within the meaning of Section 15 of the Securities Act, from and against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) for which they, or any one of them, shall be or become liable under the Securities Act or otherwise as a result of such disposition, and will reimburse such indemnified persons for any legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action arising out of or based on any distribution or resale of such Registrable Securities, or any part thereof, by such Holder in violation of the Securities Act, or in breach of the representations set forth above (it being understood that such Holder shall have the right to participate, at such Holder's expense, in the defense of any such claim).

         3.2 Representations, Warranties and Covenants of Sealed Air
Corporation.

             (a) Sealed Air Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to enter into this Registration Rights Agreement and to perform its obligations hereunder.

             (b) All necessary and appropriate corporate action has been taken by Sealed Air Corporation with respect to the execution and delivery of this Registration Rights Agreement and the performance of its obligations hereunder, and this Registration Rights Agreement constitutes a valid and binding obligation of Sealed Air Corporation enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be instituted, and (iii) applicable law and public policy as to rights of indemnification and contribution.

             (c) There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the best knowledge of Sealed Air Corporation, threatened against Sealed Air Corporation, at law or in equity, before any federal, state or local court or regulatory agency or other governmental authority which, individually or in the aggregate, is reasonably likely to have, individually or in the aggregate, a material adverse effect on Sealed Air Corporation's ability to perform fully and timely its agreements and obligations hereunder, other than pursuant to, in connection with, or arising out of, the Action or the Debtors' petitions for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

             (d) Neither the execution and delivery of this Registration Rights Agreement by Sealed Air Corporation nor the performance by Sealed Air Corporation of its obligations hereunder will (i) conflict with or result in a breach of any provision of Sealed Air Corporation's certificate of incorporation or bylaws or (ii) require any consent, approval, declaration, order or authorization of, or registration or filing with, any third party, court or governmental body or other agency, instrumentality or authority by or with respect to Sealed Air Corporation, other than filings with the Commission, any filing with or notice to any state securities regulator, and any filing with or notice to the New York Stock Exchange or such other primary exchange or quotations system on which the Sealed Air Common Stock is then listed or quoted, and other than pursuant to, in connection with, or arising out of, the Action or the Debtors' petitions for relief under Chapter 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

             (e) Sealed Air Corporation has satisfied all the requirements necessary and is eligible to register the Registrable Securities on Form S-3.

                                   ARTICLE IV

                                     Legends
                                     -------

         4.1 Legends.

             (a) Unless (i) Sealed Air Corporation shall have obtained an opinion of counsel reasonably satisfactory to it that such legend is not or is no longer necessary under the Securities Act or to the effect that the Registrable Securities may lawfully be disposed of without registration or qualification or, in connection with the sale of such Registrable Securities, such legend can be removed, or (ii) such Registrable Securities are sold in compliance with Rule 144 and Sealed Air Corporation receives documentation indicating such compliance, or (iii) such Registrable Securities are sold pursuant to an effective registration statement, the certificates representing the Registrable Securities shall bear a legend in substantially the following form:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, but have been issued or transferred pursuant to an exemption from registration thereunder. No transfer or assignment of such shares shall be valid or effective and the issuer shall not be required to give any effect to any transfer of attempted transfer or assignment of these shares, including, without limitation, a transfer by operation of law unless (a) the issuer shall first have obtained an opinion of counsel reasonably satisfactory to it that the shares may be transferred without registration under the Securities Act, (b) the shares are sold in compliance with Rule 144 under such Act and the issuer is given documentation indicating such compliance, or (c) the shares are registered under such Act.

         The shares represented by this Certificate are subject to a Registration Rights Agreement dated as of ____________________, 200__. Pursuant to such Registration Rights Agreement, the shares represented by this Certificate may not be transferred, distributed or otherwise disposed of to any person or entity, other than pursuant to an effective registration statement or Rule 144, unless the aggregate amount of shares being transferred, distributed or otherwise disposed of to such person or entity equals or exceeds 1,000 shares. Under no circumstances shall the shares represented by this Certificate be divided into fractional shares."

             (b) Each Holder agrees that Sealed Air Corporation may give stop transfer orders as may be necessary or desirable to its transfer agent to implement or reflect the provisions of this Section 4.1.

                                   ARTICLE V

                               Joinder Agreement
                               -----------------

             On or after the Effective Date, Cryovac, Inc. shall transfer the Settlement Shares to the Initial Holders. If at any time thereafter a Holder, including an Initial Holder, desires to sell, transfer, distribute, pledge, encumber or otherwise dispose of such Holder's Registrable Securities other than pursuant to the Shelf Registration Statement, the Piggyback Registration, Rule 144 or such other exemption from registration pursuant to which, in the opinion of counsel to Sealed Air Corporation, the restrictive legend on the certificate representing the Registrable Securities may be removed, then as a condition to such transaction, the recipient of the Registrable Securities shall be required to become a party to this Registration Rights Agreement by executing and delivering a Joinder Agreement to Sealed Air Corporation. Notwithstanding any other provision contained in this Registration Rights Agreement, (i) in no event will such Holders' Registrable Securities be divided into fractional shares, and (ii) no Holder may transfer, distribute or otherwise dispose of any Registrable Securities to any person or entity, other than pursuant to the Shelf Registration Statement, the Piggyback Registration, Rule 144 or such other exemption from registration pursuant to which, in the opinion of counsel to Sealed Air Corporation, the restrictive legend on the certificate representing the Registrable Securities may be removed, unless the aggregate amount of Registrable Securities so transferred, distributed or otherwise disposed to such person or entity equals or exceeds 1,000 shares.

                                  ARTICLE VI

                                  Termination
                                  -----------

             This Registration Rights Agreement shall terminate immediately following the moment at which there exist no securities that constitute Registrable Securities; provided, however, that Article III and Sections 2.6, 8.5, 8.9 and 8.12 shall survive indefinitely.


                                  ARTICLE VII

                             Rule 144 Requirements
                             ---------------------

             For so long as there are any securities that constitute Registrable Securities, Sealed Air Corporation agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Sealed Air Corporation under the Exchange Act; and (c) furnish to any Holder upon its written request, a written statement by Sealed Air Corporation as to its compliance with the information requirements of Rule 144 and of the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of Sealed Air Corporation, and such other publicly available reports and documents of Sealed Air Corporation as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any of the Registrable Securities without registration.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

         8.1 Recapitalization, Exchanges, etc. Affecting the Sealed Air Common Stock. The provisions of this Registration Rights Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, and (ii) any and all shares of capital stock of Sealed Air Corporation or any successor or assign of Sealed Air Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, subdivision, sale of assets or otherwise. In the event of any change in the capitalization of Sealed Air Corporation as a result of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, subdivision, sale of assets or otherwise, the provisions of this Registration Rights Agreement shall be appropriately adjusted.

         8.2 Joint Authorship; Construction. All parties agree that the terms of this Registration Rights Agreement were drafted jointly by counsel for the parties following extensive arm's length negotiations. In the event there arises an ambiguity or question of intent or interpretation of this Registration Rights Agreement or any provision thereof, the Registration Rights Agreement (and each of its provisions) shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Registration Rights Agreement.

         8.3 Amendment; Waiver. No provision of this Registration Rights Agreement may be amended, modified, terminated or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of Holders of a majority of the then outstanding Registrable Securities (as constituted on the date of such amendment, modification, termination or supplement of, or waivers or consents to departures from, the terms hereof); provided, however, that the consent or agreement of Sealed Air Corporation shall be required with regard to any amendment, modification, termination or supplement of, or waivers or consents to departures from, the terms hereof, which affect Sealed Air Corporation's obligations hereunder; and provided, further, that the consent or agreement of the Cryovac 524(g) Trusts that are the beneficial owners of at least 1% of the then outstanding Registrable Securities shall be required with regard to any amendment, modification, termination or supplement of, or waivers or consents to departures from, the terms hereof, if the Cryovac 524(g) Trusts that are the beneficial owners of at least 1% of the then outstanding Registrable Securities are also the beneficial owners, in the aggregate, of at least one-third of the then outstanding Registrable Securities.

         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, postage paid, (ii) sent by Federal Express or other express courier, fee prepaid,
(iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other pursuant to the terms of this
Section 8.4.

                  if to Sealed Air Corporation:

                  Sealed Air Corporation
                  Park 80 East
                  Saddle Brook, New Jersey 07663
                  Attention: General Counsel and Secretary
                  Facsimile: (201) 703-4113

                  with copies to:

                  Sealed Air Corporation
                  Park 80 East
                  Saddle Brook, New Jersey 07663
                  Attention: Chief Financial Officer
                  Facsimile: (201) 703-4171

                  - and -

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention: Robert M. Chilstrom
                  Facsimile: (212) 735-2000

if to an Initial Holder, at the address or facsimile set forth on the signature page attached hereto with a copy to such Initial Holder's attorney at the address or facsimile set forth on the signature page attached hereto, and if to a subsequent Holder of Registrable Securities, at the address set forth on such Holder's Joinder Agreement; provided, however, that in the case of any Initial Holder or subsequent Holder that is a trust, such trust shall designate one trustee to receive any and all notices.

         8.5 Applicable Law. This Registration Rights Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its provisions on conflicts of laws principles thereof. Nothing in this Registration Rights Agreement shall preclude any action to enforce any of the terms of this Registration Rights Agreement; provided, however, that any such action shall be brought exclusively in the court in which the Action is pending or, if the Action is no longer pending, in the United States Bankruptcy Court for the District of Delaware or, if the United States Bankruptcy Court for the District of Delaware fails to submit to jurisdiction in any such action, then exclusively in any federal or state court within the State of Delaware, and each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.6 Headings. The article and section headings contained in this Registration Rights Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not, in any way, define, limit, extend, or otherwise affect the scope, meaning, intent, or interpretation of this Registration Rights Agreement or any provision thereof.

         8.7 Entire Agreement. This Registration Rights Agreement (as amended, modified, or supplemented) sets forth the sole and entire agreement among the parties with respect to its subject matter. This Registration Rights Agreement supersedes any prior agreement, understanding, or undertaking (written or oral) by and between the parties regarding the subject matter of this Registration Rights Agreement.

         8.8 Counterparts. This Registration Rights Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties and all of which together shall constitute a single agreement.

         8.9 Attorneys' Fees. The prevailing party in any dispute shall be entitled to recover from the other party all of its costs and expenses incurred in connection with the enforcement of its rights hereunder or thereunder, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial, at any other proceeding, at all tribunal levels and whether or not suit or any other proceeding is brought.

         8.10 Severability. If any term or provision of this Registration Rights Agreement shall to any extent be invalid or unenforceable, the remainder of this Registration Rights Agreement shall not be affected thereby, and each term and provision of this Registration Rights Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Registration Rights Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the agreements and obligations contemplated hereby are fulfilled to the extent possible.

         8.11 Binding Effect. This Registration Rights Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, heirs and permitted assigns, including, without limitation, all successors and assigns of Sealed Air Corporation, whether by merger, consolidation, reorganization, sale of assets or otherwise.

         8.12 Remedies. Any Person having rights under any provision of this Registration Rights Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement and to exercise all other rights granted by law or equity. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Registration Rights Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction set forth in Section 8.5 (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Registration Rights Agreement.



                                     * * *



         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.



                                                 SEALED AIR CORPORATION


                                                 By: _________________________
                                                     Name:
                                                     Title:



                                                 INITIAL HOLDERS:


                                                 By: __________________________
                                                     Name:
                                                     Title:

                                                 Address:  ____________________
                                                           ____________________
                                                           ____________________

                                                 Facsimile:____________________

                                                 Attorney: ____________________
                                                           ____________________
                                                           ____________________

                                                 By: __________________________
                                                     Name:
                                                     Title:

                                                 Address:  ____________________
                                                           ____________________
                                                           ____________________

                                                 Facsimile:____________________

                                                 Attorney: ____________________
                                                           ____________________
                                                           ____________________



                                                 By: __________________________
                                                     Name:
                                                     Title:

                                                 Address:  ____________________
                                                           ____________________
                                                           ____________________

                                                 Facsimile:____________________

                                                 Attorney: ____________________
                                                           ____________________
                                                           ____________________

                                                                      EXHIBIT A



                               JOINDER AGREEMENT



                                                           __________, 200_



Sealed Air Corporation
Park 80 East
Saddle Brook, New Jersey 07663


Ladies and Gentlemen:

         Reference is made to the registration rights agreement ("Registration Rights Agreement") dated as of _____________________, 200__ (the "Registration Rights Agreement"), by and between Sealed Air Corporation, a Delaware corporation, the Initial Holders, and any other Person who later becomes a party to the Registration Rights Agreement by executing this joinder agreement (the "Joinder Agreement"), in connection with the issuance of 9,000,000 shares of Sealed Air Common Stock, as more fully set forth in the Settlement Agreement (as defined in the Registration Rights Agreement). All capitalized terms not otherwise defined in this Joinder Agreement shall have the meanings ascribed thereto in the Registration Rights Agreement.

         1. Joinder. The undersigned Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Registration Rights Agreement, and (ii) agrees that, upon execution of this Joinder Agreement, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the terms, conditions, representations, warranties and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if the undersigned Holder executed the Registration Rights Agreement on the date thereof.

         2. Representations, Warranties and Agreements of the Holder. The undersigned Holder represents and warrants to, and agrees with Sealed Air Corporation, on and as of the date hereof that such Holder, if not an individual, has the corporate, limited liability, trust or partnership power and authority, as the case may be, to execute and deliver this Joinder Agreement and all corporate, limited liability, trust or partnership action, as the case may be, required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder Agreement has been duly authorized, executed and delivered by such Holder and constitutes a valid and legally binding agreement of such Holder enforceable against such Holder in accordance with its terms.

         3. Transfer Registrations. The undersigned Holder acknowledges and agrees that (i) in no event will such Holder's Registrable Securities be divided into fractional shares, and (ii) such Holder may not transfer, distribute or otherwise dispose of any Registrable Securities to any person or entity, other than pursuant to the Shelf Registration Statement, the Piggyback Registration or Rule 144, unless the aggregate amount of such Registrable Securities so transferred, distributed or otherwise disposed to such person or entity, equals or exceeds 1,000 shares.

         4. Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit and be enforceable by Sealed Air Corporation and its successors, heirs and assigns and the undersigned Holder and its successors, legal representatives, heirs and assigns so long as they hold any Registrable Securities.

         5. Applicable Law. This Joinder Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its provisions on conflicts of laws principles.

         6. Counterparts. This Joinder Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties and all of which together shall constitute a single agreement.

         7. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         8. Headings. The section headings contained in this Joinder Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not, in any way, define, limit, extend, or otherwise affect the scope, meaning, intent, or interpretation of this Joinder Agreement or any provision hereof.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this Joinder Agreement will become a binding agreement between the undersigned Holder and Sealed Air Corporation in accordance with its terms.



                                               HOLDER


                                               By: _________________________
                                                   Name:
                                                   Title:



                                               Number of Registrable Securities:


                                               By: __________________________
                                                   Name:
                                                   Title:


                                               Address:  ____________________
                                                         ____________________
                                                         ____________________

                                               Facsimile:____________________

                                               Attorney: ____________________
                                                         ____________________
                                                         ____________________
                                                         ____________________
                                                         ____________________

                                                                     EXHIBIT B


                Selling Securityholder Notice and Questionnaire


         The undersigned Holder of shares of Sealed Air Common Stock (as defined in the Registration Rights Agreement, dated as of ___________________, 200__ (the "Registration Rights Agreement"), by and between Sealed Air Corporation, the Initial Holders (as defined in the Registration Rights Agreement) and any other Person that becomes a party to the Registration Right Agreement by executing and delivering a Joinder Agreement) that are Registrable Securities understands that Sealed Air Corporation has or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement for the registration and resale under the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement or the Piggyback Registration, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to the purchaser of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners, who beneficially own Registrable Securities at the time of the filing of the Shelf Registration Statement or the Piggyback Registration, as applicable, are required to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement or the Piggyback Registration, as applicable, so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a Person that enters into a Joinder Agreement following the effectiveness of a registration statement filed pursuant to Article II of the Registration Rights Agreement, Sealed Air Corporation will file such amendments to such registration statement or supplements to the related prospectus as are necessary to name such beneficial owner as a selling securityholder and to permit such Holder to deliver such prospectus to the purchaser of Registrable Securities if such Registrable Securities were initially included in such registration statement.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement, the Piggyback Registration and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement or the Piggyback Registration, as applicable, and the related prospectus.

                                    Notice

         The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to Sealed Air Corporation of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item
3) pursuant to the Shelf Registration Statement or the Piggyback Registration, as applicable. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

         The undersigned hereby provides the following information to Sealed Air Corporation and represents and warrants that such information is accurate and complete:

                                 Questionnaire


1.    (a)   Full legal name of Selling Securityholder:

            _________________________________________________________________

      (b) Full legal name of registered holder (if not the same as (a) above) through which registrable securities listed in (3) below are held:

           _________________________________________________________________


      (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

           _________________________________________________________________


2.    Address for notices to Selling Securityholder:

      ______________________________________________________________________

      ______________________________________________________________________

      Telephone:      ______________________________________________________
      Fax:            ______________________________________________________
      Contact Person: ______________________________________________________


3.    Beneficial ownership of Registrable Securities:

      (a) Type and principal amount of Registrable Securities beneficially owned:

           _________________________________________________________________

           _________________________________________________________________

      (b)  CUSIP No(s). of such Registrable Securities beneficially owned:

           _________________________________________________________________

           _________________________________________________________________

           _________________________________________________________________


4. Beneficial ownership of Sealed Air Corporation securities owned by the Selling Securityholder:

      Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Sealed Air Corporation other than the Registrable Securities listed above in Item (3).

      (a) Type and amount of other securities beneficially owned by the Selling Securityholder:

           _________________________________________________________________

           _________________________________________________________________


      (b)  CUSIP No(s). of such other securities beneficially owned:

           _________________________________________________________________

           _________________________________________________________________


5.    Relationship with Sealed Air Corporation:

      Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Sealed Air Corporation (or their predecessors or affiliates) during the past three years.

      State any exceptions here:

      ______________________________________________________________________

      ______________________________________________________________________


6.    Plan of distribution:

      Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement or the Piggyback Registration, as applicable, only as follows( if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services, or in the over-the- counter market, such as privately negotiated transactions, or
      (iv) through the writing of options. In connection with sales of Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

      State any exceptions here:

      ______________________________________________________________________

      ______________________________________________________________________


         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement or the Piggyback Registration, as applicable. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its representations, warranties and obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

         Pursuant to the Registration Rights Agreement, Sealed Air Corporation has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement or the Piggyback Registration, as applicable, the undersigned agrees to promptly notify Sealed Air Corporation of any inaccuracies or changes in the information provided herein, including but not limited to, if required by law, the identity of any underwriter, broker-dealer or agent involved in the distribution of the Registrable Securities, that may occur subsequent to the date hereof at anytime while the Shelf Registration Statement or the Piggyback Registration, as applicable, remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement or the Piggyback Registration, as applicable, and the related prospectus. The undersigned understands that such information will be relied upon by Sealed Air Corporation in connection with the preparation or amendment of the Shelf Registration Statement or the Piggyback Registration, as applicable, and the related prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.



Dated:

                                                 HOLDER



                                                 By:  _________________________
                                                      Name:
                                                      Title:



PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO SEALED AIR CORPORATION AT:



                  Sealed Air Corporation
                  Park 80 East
                  Saddle Brook, New Jersey 07663
                  Attention: General Counsel and Secretary
                  Facsimile: (201) 703-4113


                  with copies to:

                  Sealed Air Corporation
                  Park 80 East
                  Saddle Brook, New Jersey 07663
                  Attention: Chief Financial Officer
                  Facsimile: (201) 703-4171

                  -  and -

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention: Robert M. Chilstrom
                  Facsimile: (212) 735-2000

                         Exhibit 2: GOVERNMENT RELEASE


         All capitalized terms not otherwise defined in this Government Release shall have the meaning ascribed thereto in the Settlement Agreement and Release (the "Agreement") to which this Government Release is made a part.

         In consideration of the transfers to be made pursuant to paragraph II(a) of the Agreement, the United States of America hereby releases the Released Parties from, and covenants not to sue the Released Parties with respect to, any and all civil or administrative Claims, Demands, and Damages arising under: (a) 28 U.S.C. ss.ss. 3304 and 3306 as asserted in the United States' Complaint in Intervention filed in the Action; and (b) theories of successor liability, piercing the corporate veil, or similar claims for which the relief would be the avoidance of all or any part of the Cryovac Transaction or a money judgment for all or any part of the value of the Cryovac Transaction.

         This Government Release is conditioned upon the satisfactory performance by Cryovac, Inc. and Sealed Air Corporation of their obligations under the Agreement and extends only to the Released Parties and does not extend to any other person. This Government Release does not pertain to any matters other than those expressly specified herein. The United States reserves any and all claims and demands with respect to all other matters (including the treatment of the Cryovac Cash Amount and the Settlement Shares under the Internal Revenue Code), which it or any department or agency may have against any of the Released Parties. Prior to or simultaneous with the transfers contemplated by paragraph II(a) of the Agreement, the United States will deliver to Cryovac, Inc. and Sealed Air Corporation a duly executed Stipulation of Dismissal With Prejudice of the Action in the form appended to the Agreement as Exhibit 4.



                                      FOR THE UNITED STATES OF AMERICA:





Date: ____________
                                      ____________________________________
                                      THOMAS L. SANSONETTI
                                      Assistant Attorney General
                                      Environment and Natural Resources Division
                                      U.S. Department of Justice
                                      950 Pennsylvania Ave., NW
                                      Room 2143
                                      Washington, D.C.  20530





Date: ____________                    ____________________________________
                                      JEREL L. ELLINGTON
                                      Senior Counsel
                                      Environmental Enforcement Section
                                      U.S. Department of Justice
                                      999 18th Street, Suite 945N
                                      Denver, CO 80202
                                      Telephone:  (303) 312-7321

                              Exhibit 3: RELEASE


         All capitalized terms not otherwise defined in this Release shall have the meaning ascribed thereto in the Agreement.

         In consideration of the transfers made pursuant to paragraph II(a) of the Agreement, Plaintiffs and Debtors hereby irrevocably release, acquit, and forever discharge the Released Parties from any and all Asbestos-Related Claims, and any and all Claims, Debts, and Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, that have accrued or been asserted or that hereafter might accrue or be asserted.

         Plaintiffs and Debtors further agree that neither the Plaintiffs, the Debtors, nor their bankruptcy estates shall institute, participate in, maintain, maintain a right to or assert against the Released Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Person any and all Asbestos-Related Claims, and any and all Claims, Debts, and Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction.


                                            OFFICIAL COMMITTEE OF ASBESTOS
                                            PERSONAL INJURY CLAIMANTS



                                            By:  ______________________________

                                            Print Name:  ______________________



Sworn to before me
this ____ day of 200_.



_____________________________

Notary Public

                                            OFFICIAL COMMITTEE OF ASBESTOS
                                            PROPERTY DAMAGE CLAIMANTS


                                            By:  ______________________________

                                            Print Name:  ______________________



Sworn to before me
this ____ day of 200_.



_____________________________
Notary Public



                                            [AS TO EACH OTHER DEBTOR]


                                            By:  ______________________________

                                            Print Name:  ______________________


                                            [WILL ADD SIGNATURE LINE FOR EACH
                                             DEBTOR]

Sworn to before me
this ____ day of 200_.



_____________________________
Notary Public

                                  Exhibit 4:
             STIPULATION OF DISMISSAL WITH PREJUDICE OF THE ACTION
        (The remainder of this page has been intentionally left blank.)

In re:                                   )  Chapter 11
                                         )  Case Nos. 01-1139 through01-1200
W.R. GRACE & CO., et al.,                )
                                         )
                           Debtors.      )
________________________________________ )
OFFICIAL COMMITTEE OF                    )
ASBESTOS PERSONAL INJURY                 )
CLAIMANTS, et al.,                       )
                                         )
                           Plaintiffs,   )
                                         )
         -against-                       )  Adv. No. 02-2210
                                         )  [LEAD DOCKET]
SEALED AIR CORPORATION                   )
and CRYOVAC, INC.,                       )
                                         )
                           Defendants.   )
_________________________________________)
OFFICIAL COMMITTEE OF                    )
ASBESTOS PERSONAL INJURY                 )
CLAIMANTS, et al.,                       )
                                         )  Adv. No. 02-2211 Plaintiffs, )
                                         )
         -against-                       )
                                         )
FRESENIUS MEDICAL CARE,                  )
HOLDINGS, INC., et al.,                  )  This Document Pertains to Adv. No.
                                         )  ----------------------------------
                           Defendants.   )  02-2210 )
_________________________________________)  ---------



                    STIPULATION OF DISMISSAL WITH PREJUDICE
                    ---------------------------------------

         IT IS HEREBY STIPULATED AND AGREED, by, between, and among the undersigned, the attorneys of record for the parties to the above-captioned action, that the above- captioned action, including, without limitation, the claims asserted by the plaintiffs in behalf of the Chapter 11 Bankruptcy Estate of W.R. Grace & Co., et al., and the claims asserted by the United States of America in its complaint in intervention, is discontinued and dismissed with prejudice, without costs as to any party as against any other. This stipulation may be filed without further notice with the Clerk of the Court.


Dated:  ________________, 200_



                                   Skadden, Arps, Slate, Meagher & Flom LLP


                                    _________________________
                                    Four Times Square
                                    New York, NY 10036-6522
                                    COUNSEL FOR CRYOVAC, INC.
                                    AND SEALED AIR CORPORATION



                                   Caplin & Drysdale, Chartered

                                    __________________________
                                   One Thomas Circle, N.W.
                                   Washington, D.C. 20005
                                   COUNSEL FOR THE OFFICIAL COMMITTEE
                                   OF ASBESTOS PERSONAL INJURY CLAIMANTS



                                   Bilzin Sumberg Baena Price & Axelrod LLP

                                   ___________________________
                                   200 South Biscayne Boulevard
                                   Suite 2500
                                   Miami, FL  33131
                                   COUNSEL FOR THE OFFICIAL COMMITTEE
                                   OF ASBESTOS PROPERTY DAMAGES CLAIMANTS



                                   United States Department of Justice

                                   __________________________
                                   999 18th Street
                                   Denver, CO  80202
                                   COUNSEL FOR THE UNITED STATES OF AMERICA

                                  Exhibit 5:
                               FRESENIUS RELEASE
        (The remainder of this page has been intentionally left blank.)

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                    ---------------------------------------


         This Settlement Agreement and Mutual Release (the "Agreement") is made as of the ____ day of _______, 200__, by and among Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. ("FMCH"), National Medical Care, Inc. ("NMC"), Fresenius USA, Inc., Sealed Air Corporation ("Sealed Air") and Cryovac, Inc. ("Cryovac") (collectively the "Parties").

         Whereas, a dispute has arisen between the Parties and certain claims have been asserted in a lawsuit captioned, Sealed Air Corporation vs. Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc.; National Medical Care, Inc.; and Fresenius USA, Inc. (No. 600300/02 N.Y. Sup. Ct.) (the "Indemnity Litigation");

         Whereas, certain of the Parties are involved in Adversary Proceedings pending in the United States District Court for the District of Delaware (Adv. Nos. 02-2210 and 02-2211) (the "Bankruptcy Litigation");

         Whereas, the Parties desire to resolve the Indemnity Litigation as part of a global settlement of the claims asserted against them in the Bankruptcy Litigation, without any admission of liability.

         Now, therefore, in consideration of the obligations and agreements stated herein, the Parties agree as follows:

         1. Definitions. When used in this Agreement, the following terms and words shall be defined as follows (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         A. "Asbestos-Related Claim" shall mean any claim (including but not limited to personal injury, wrongful death, property damage or medical monitoring) whether sounding in tort, contract, warranty, statute, admiralty, or any other theory of law or equity, based on, relating to, or arising by reason of direct or indirect damages caused or allegedly caused, in whole or in part, by the mining, processing, consumption, use, storage, manufacture, design, sale, assembly, distribution, disposal, installation, exposure to, or the presence of asbestos or asbestos containing products or by-products, or products which contain asbestos in any form, consumed, used, stored, manufactured, assembled, distributed, disposed of, or installed by or on behalf of any Grace-Conn. Business.

         B. "Cryovac Transaction" shall mean the transfers of assets, the distribution of stock, the merger, and all predecessor, related, and ancillary transactions, agreements, transfers, and distributions relating to the transactions described in, referred to, or contemplated by Form S-4 Registration Statement filed by W.R. Grace & Co. with the Securities and Exchange Commission under Securities Act of 1933, as amended, on or about February 13, 1998, SEC File No. 333-46281, including all attachments, exhibits, and schedules thereto.

         C. "Debtor" shall mean each of W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co.-Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food 'N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., GC Limited Partners I, Inc., (f/k/a Grace Cocoa Limited Partners I, Inc.), GC Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC Management Corporation, GN Holdings, Inc. GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation., W.
R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

         D. "Grace-Conn. Business" shall mean all of the businesses and operations of Grace- Conn. and its parents or subsidiaries at any time, other than the NMC Business.

         E. "Grace New York" shall mean W.R. Grace & Co., a New York corporation, now known as FMCH (taxpayer identification number 13-3461988).

         F. "Grace-Related Claims" shall mean, collectively, all claims (including unknown claims) demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, direct or indirect, whether concealed or hidden, from the beginning of time up to and including the date of this Agreement, asserted or that might have been asserted (including without limitation claims for fraudulent conveyance, successor liability, piercing of corporate veil, negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, contribution, indemnification, any other common law or equitable claims, and violations of any state or federal statutes, rules or regulations), which is either an Asbestos-Related Claim or that is based upon, arises out of, or relates in any way to the NMC Transaction, the Cryovac Transaction, or the conduct or operations of any Grace-Conn. Business, including without limitation, any liability or obligation of a Grace-Conn. Business under environmental or tax law, but not including any claims relating to or arising out of sales of goods or services occurring (i) directly between the NMC Parties and the Sealed Air Parties (ii) on or after March 31, 1998.

         G. "NMC Business" shall mean all of the worldwide healthcare business and operations conducted by NMC and the NMC Subsidiaries at any time, whether prior to or after September 29, 1996.

         H. "NMC Parties" shall mean FMCH, NMC, Fresenius Medical Care AG, Fresenius USA, Inc., and each of their respective present and former subsidiaries, parents, affiliates, officers, directors, employees, partners, trustees, shareholders, beneficiaries, agents, attorneys, predecessors, successors, and assigns, including but not limited to Fresenius AG, but not including the Debtors, Sealed Air, and Cryovac.

         I. "NMC Subsidiaries" shall mean all direct and indirect subsidiaries of NMC through which Grace New York or FMCH conducts or conducted the NMC Business.

         J. "NMC Transaction" shall mean the series of transactions that became effective on September 27 - 30, 1996, whereby, inter alia, (i) NMC distributed approximately $2.3 billion in cash and assumed debt to Grace-Conn.; (ii) Grace-Conn. distributed 100% of the common shares of NMC stock to Grace New York; (iii) Grace New York contributed 100% of the common shares of Grace- Conn. stock to W.R. Grace & Co. (now known as Sealed Air);
(iv) Grace New York distributed 100% of the common shares of the stock of W.R. Grace & Co. (now known as Sealed Air) to its shareholders; and (v) Grace New York merged with a subsidiary of Fresenius Medical Care AG, all of which are more fully described in that certain Distribution Agreement dated as of February 4, 1996, among Grace New York, Grace-Conn. and Fresenius AG, and that certain Contribution Agreement dated as of February 4, 1996, among Fresenius AG, Sterilpharma GmbH, and Grace- Conn.

         K. "Sealed Air Parties" shall mean Sealed Air, Cryovac, and each of their respective present and former subsidiaries, parents, affiliates, officers, directors, employees, partners, trustees, shareholders, beneficiaries, agents, attorneys, predecessors, successors, and assigns, but not including the Debtors and the NMC Parties.

         2. Release of the Sealed Air Parties: In consideration for the release described in Paragraph 3 of this Agreement, each of the NMC Parties hereby irrevocably releases, acquits, and forever discharges each and every of the Sealed Air Parties from any and all Grace-Related Claims that the NMC Parties have asserted, could have asserted, or that hereafter might be asserted in any forum.

         3. Release of the NMC Parties: In consideration for the release described in paragraph 2 of this Agreement, each of the Sealed Air Parties hereby irrevocably releases, acquits, and forever discharges each and every of the NMC Parties from any and all Grace-Related Claims that the Sealed Air Parties have asserted, could have asserted, or that hereafter might be asserted in any forum.

         4. Within 10 days of the execution of this Agreement, the Sealed Air Parties shall dismiss the Indemnity Litigation with prejudice, with each side to pay its respective fees and costs, and shall not file in the future any claims against the NMC Parties in any manner related to, arising out of or based upon the Indemnity Litigation or the subject matter thereof.

         5. No Admissions: No Party to this Agreement admits any liability of any sort for any or all claims, controversies, actions, causes of action, demands, debts, damages, costs, attorneys' fees, monies due on account, obligations, judgments or liabilities of any nature whatsoever at law or in equity, past or present, whether or not known or heretofore known or suspected, or claims against them which is governed by this Agreement.

         6. No Assignment: Each of the Parties to this Agreement respectively warrants and represents that neither such Party nor such Party's subsidiaries or parents has made any assignment or transfer of any of such person's respective rights, claims, demand, and causes of action governed by this Agreement and further represents and warrants that there are no liens, claims for liens, or assignments in law or equity of or against the claims, demands and causes of action governed by this Agreement.

         7. Choice of Law: The Parties agree that the construction, operation and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to its provisions on conflict of laws).

         8. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the NMC Parties and the Sealed Air Parties, respectively.

         This Agreement comprises seven pages, including the signature page, and can be signed in any number of identical counterparts, any of which may contain the signatures of less than all parties and all of which together shall constitute a single agreement.


                                      FRESENIUS MEDICAL CARE AG


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                      FRESENIUS MEDICAL CARE HOLDINGS, INC.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                      NATIONAL MEDICAL CARE, INC.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                      FRESENIUS USA, INC.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                      SEALED AIR CORPORATION


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                     CRYOVAC, INC.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________

                     Exhibit 6: INDEMNIFICATION AGREEMENT
        (The remainder of this page has been intentionally left blank.)

                           INDEMNIFICATION AGREEMENT



         This Indemnification Agreement is made as of _____________, 200__, by and among Sealed Air Corporation, a Delaware corporation, and Cryovac, Inc., a Delaware corporation, on behalf of themselves and the other Released Parties, and W.R. Grace & Co., a Delaware corporation, W.R. Grace & Co.-Conn., a Connecticut corporation, and the other related entities of W.R. Grace & Co. set forth in Schedule 1.



1.    Definitions.
      -----------

         All capitalized terms not otherwise defined in this Indemnification Agreement shall have the meaning ascribed thereto in the Settlement Agreement and Release (the "Settlement Agreement"), dated as of November 10, 2003, by and among the Official Committee of Asbestos Personal Injury Claimants, the Official Committee of Asbestos Property Damage Claimants, Sealed Air Corporation, a Delaware corporation and Cryovac, Inc., a Delaware corporation


2.    Indemnification; Survival.
      -------------------------

      a. Indemnification. Each of the Debtors shall jointly and severally, at its own expense, indemnify, defend and hold harmless the Released Parties from and against (i) any and all Asbestos-Related Claims and Indemnified Taxes, (ii) any and all losses, costs, and expenses incurred as a result of any breach of any of the obligations, agreements, or covenants of any of the Debtors or Non-Debtor Affiliates set forth or referred to in the Settlement Agreement, including, without limitation, any such obligation, covenant, or agreement of any Debtor and Non-Debtor Affiliate set forth in the Chapter 11 Plan or Confirmation Order, (iii) if any Non-Debtor Affiliate has not executed and delivered a Release, any and all Asbestos-Related Claims based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such Non- Debtor Affiliate, and (iv) all attorneys' fees or costs and expenses attributable to any indemnification pursuant to this section 2(a), provided, however, that in each case such indemnification shall not apply to Excluded Fees.

      b.    Notice. Any Released Party entitled to indemnification under section 2(a) of this Indemnification Agreement shall provide W.R. Grace & Co. (formerly known as Grace Specialty Chemicals, Inc.) or the then parent corporation of the reorganized Debtors ("Grace Specialty") prompt written notice (the "Claim Notice") of any Claim against such Released Party by any third party (a "Third Party Claim") of which such Released Party has received notice to which it may be entitled to indemnification hereunder, provided, however, that no Claim Notice shall be required unless and until the Person asserting the Third-Party Claim has advised the Released Party that such Person intends to contest the application of the injunction referred to in paragraph II(c)(vi) of the Settlement Agreement, and provided, further, that the failure of a Released Party to give the Claim Notice (i) will not relieve the Debtors from any liability hereunder unless solely and to the extent (A) all the Debtors were not otherwise aware of such Third Party Claim (including by Claim Notice from any other Released Party) and (B) such failure results in the forfeiture by the Debtors of substantial rights and defenses, and (ii) will not in any event relieve the Debtors from any obligations to any Released Party other than with respect to the indemnification obligation that is the subject of the Claim Notice. In the case of a Claim other than a Third Party Claim, the Released Party shall promptly provide to Grace Specialty a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the Claim and the basis of the Released Party's request for indemnification under this Indemnification Agreement, provided, however, that the failure of the Released Party to provide the Indemnity Notice (i) will not relieve the Debtors from liability hereunder, unless solely and to the extent (A) all the Debtors were not otherwise aware of such Claim (including by Indemnity Notice from any other Released Party) and (B) such failure results in the forfeiture by the Debtors of substantial rights and defenses, and (ii) will not in any event relieve the Debtors from any obligations to the Released Party other than with respect to the indemnification obligation that is the subject of the Indemnity Notice.

      c.    Conduct of Defense.

            i. The Debtors shall have the right, upon written notice to the Released Party (the "Defense Notice") within five (5) days of its receipt from the Released Party of the Claim Notice, to conduct at its expense the defense against any Third Party Claim in its own name, or, if necessary, in the name of the Released Party. If the Debtors assume the defense of a Third Party Claim in accordance with the preceding sentence, (A) the Released Party shall have the right to approve the defense counsel, which approval shall not be unreasonably withheld, (B) the Released Party shall have the right to participate in the defense of such Third Party Claim assisted by its counsel, (C) the Released Party shall at the Debtors' sole expense cooperate with and make available to the Debtors such assistance, personnel, witnesses, and materials as the Debtors may reasonably request, and (D) the Debtors shall not compromise or settle any such Third Party Claim without the prior written consent of the Released Party, unless the sole relief provided is monetary damages that are paid in full by the Debtors and such compromise or settlement includes a release of each Released Party from any Damages arising out of such Third Party Claim that is reasonably satisfactory to such Released Party.

            ii. If the Debtors shall fail to provide the Defense Notice with respect to a Claim Notice within the time prescribed by section 2(c)(ii), (A) the Released Party shall have the sole right to conduct the defense of any Third Party Claim that is the subject matter of such Claim Notice and the Released Party may pay, compromise or defend such Third Party Claim and (B) the Debtors shall have the right to participate in the defense of such Third Party Claim assisted by its counsel.

            iii. Procedures Relating to Taxes. Notwithstanding anything to the contrary set forth in section 2(c) of this Agreement, the procedures set forth in section 4.2 and 4.3 of the 1998 Tax Sharing Agreement shall govern and control the procedures relating to indemnification for Indemnified Taxes.

      d. Indemnity Payments. Any amounts owed by the Debtors to a Released Party pursuant to this Indemnification Agreement ("Indemnity Payments") shall be paid by wire transfer in immediately available funds within five business days after the receipt of a written request from the Released Party entitled to such indemnification, provided, however, that the Debtors shall pay to a Released Party any payment (the "Settlement Payment") that such Released Party is required to make (including as a result of any settlement, compromise, judgment against the Released Party or otherwise) with respect to a Third Party Claim upon notice by the Released Party at least three business days prior to the date that such Settlement Payment is due. All such Indemnity Payments shall be made to the accounts and in the manner specified by the Released Party. Any Indemnity Payments that are not paid within the period set forth in this section 2(d) shall accrue interest at the prime rate announced from time to time by Bank of America, N.A., compounded annually.

      e. Survival. The obligations of each of the Debtors contained in this Indemnification Agreement shall survive indefinitely and shall not be discharged, expunged, estimated, or otherwise adversely affected in the Debtors' bankruptcy cases or by confirmation of the Chapter 11 Plan and the Debtors' indemnity obligations pursuant to this Indemnification Agreement shall continue as a post-confirmation obligation of each of the reorganized Debtors.


3.    Notices.
      -------

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if: (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express courier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

         If to the Released Parties, to:

         Sealed Air Corporation/Cryovac, Inc.
         Park 80 East
         Saddle Brook, New Jersey  07663
         Attention:  General Counsel and Secretary
         Facsimile:  (201) 703-4113

         with copies to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York  10036-6522
         Attention:  Sheila L. Birnbaum
         Telephone:  (212) 735-3000
         Facsimile:  (212) 735-2000


         If to Grace Specialty or the Debtors, to:

         W.R. Grace & Co.
         7500 Grace Drive
         Columbia, Maryland  21044
         Attention:  Secretary
         Telephone:  (410) 531-4212
         Facsimile:  (410) 531-4783

         with copies to:

         Kirkland & Ellis
         Aon Center
         200 East Randolph Drive
         Chicago, Illinois 60601-6636
         Attention: David M. Bernick
         Telephone:  (312) 861-2000
         Facsimile:  (312) 861-2200


4.    Miscellaneous.
      --------------

      a. Entire Agreement; Amendments. This Indemnification Agreement (as amended, modified, or supplemented) sets forth the sole and entire agreement among the parties with respect to its subject matter, and may not be waived, amended, modified, or supplemented except by written instrument executed by duly authorized representatives of each of the parties and entitled "Modification of Indemnification Agreement." This Indemnification Agreement supercedes any prior agreement, understanding, or undertaking (written or oral) by and among the parties regarding the subject matter of this Indemnification Agreement.

      b. All parties agree that the terms of this Indemnification Agreement were drafted jointly by counsel for the parties following extensive arm's length negotiations. If there arises an ambiguity or question of intent or interpretation of this Indemnification Agreement or any provision thereof, this Indemnification Agreement (and each of its provisions) shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Indemnification Agreement.

      c. Successor and Assigns. This Indemnification Agreement shall be binding upon and inure to the benefit of each of each of the Debtors, the Released Parties, and any and all of their respective heirs, legal representatives, administrators, successors and assigns, provided, that (i) neither this Indemnification Agreement nor any substantial right or obligation hereunder may be assigned by any of the Debtors without the written consent of Sealed Air Corporation and Cryovac, Inc. and (ii) none of the Debtors shall transfer or agree to transfer a substantial part of its assets (in one or a series of transactions, whether or not related) to any Person or Persons without a prior determination of the Court by Final Order that at the time of each such transaction such Debtors, collectively with any such successors who will be jointly and severally liable for the obligations of such Debtors, will have the ability to pay and satisfy in the ordinary course of business their respective obligations and liabilities, including, without limitation, all Indemnified Taxes and all obligations set forth or referred to in the Settlement Agreement or this Indemnification Agreement (including, without limitation, all such obligations set forth in the Confirmation Order or Chapter 11
            Plan) and provided, further, that section 4(c)(ii) of this Indemnification Agreement shall not apply at any time when the following two conditions in sections 4(c)(ii)(A) and (B) of this Indemnification Agreement are both satisfied: (A)(1) as a result of the expiration of the applicable statutes of limitation, assessment against and collection of Indemnified Taxes from each of the Released Parties (including assessment and collection pursuant to section 6901 of the Internal Revenue Code) is barred by such statutes of limitation and (2) all Indemnified Taxes have been paid by the Debtors in accordance with the 1998 Tax Sharing Agreement and the Released Parties have received from the Debtors (or adequate provision satisfactory to the Released Parties has been made for the payment of) all indemnification and other payments claimed by the Released Parties against any of the Debtors in respect of Indemnified Taxes and related matters in accordance with the 1998 Tax Sharing Agreement; and (B) the injunctions required pursuant to paragraph II(c)(vi) of the Settlement Agreement shall be in effect and there shall not be pending any lawsuit, action or other judicial or administrative proceeding (1) alleging an Asbestos-Related Claim and seeking to impose liability on one or more of the Released Parties notwithstanding the existence and continuing operative effect of such injunctions or (2) challenging in any manner the continuance and operative effect of such injunctions in respect of the Released Parties.

      d. Headings. The article and section headings contained in this Indemnification Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not, in any way, define, limit, extend, or otherwise affect the scope, meaning, intent, or interpretation of this Indemnification Agreement or any provision thereof.

      e. Applicable Law. This Indemnification Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its provisions on conflict of laws).

      f. Counterparts. This Indemnification Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties and all of which together shall constitute a single agreement.


         IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.


                                      SEALED AIR CORPORATION


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________



                                      CRYOVAC, INC.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________



                                      W.R. GRACE & CO.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________



                                      W.R. GRACE & CO.-CONN.


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________


                                      [AS TO EACH OTHER DEBTOR]


                                      By: _____________________________________
                                      Print Name:  ____________________________
                                      Print Title:  ___________________________



                                      [WILL ADD SIGNATURE LINE  FOR EACH
                                      OTHER DEBTOR]

                                  SCHEDULE 1
                                  ----------


W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.)
W.R. Grace & Co.-Conn.
A-1 Bit & Tool Co., Inc.
Alewife Boston Ltd.
Alewife Land Corporation
Amicon, Inc.
CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.)
CCHP, Inc.
Coalgrace, Inc.
Coalgrace II, Inc.
Creative Food 'N Fun Company
Darex Puerto Rico, Inc.
Del Taco Restaurants, Inc.
Dewey and Almy, LLC (f/k/a Dewey and Almy Company)
Ecarg, Inc.
Five Alewife Boston Ltd.
G C Limited Partners I, Inc. (f/k/a Grace Cocoa Limited Partners I, Inc.)
G C Management, Inc. (f/k/a Grace Cocoa Management, Inc.)
GEC Management Corporation
GN Holdings, Inc.
GPC Thomasville Corp.
Gloucester New Communities Company, Inc.
Grace A-B Inc.
Grace A-B II Inc.
Grace Chemical Company of Cuba
Grace Culinary Systems, Inc.
Grace Drilling Company
Grace Energy Corporation
Grace Environmental, Inc.
Grace Europe, Inc.
Grace H-G Inc.
Grace H-G II Inc.
Grace Hotel Services Corporation
Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.) Grace Offshore Company
Grace PAR Corporation
Grace Petroleum Libya Incorporated
Grace Tarpon Investors, Inc.
Grace Ventures Corp.
Grace Washington, Inc.
W.R. Grace Capital Corporation
W.R. Grace Land Corporation
Gracoal, Inc.
Gracoal II, Inc.
Guanica-Caribe Land Development Corporation
Hanover Square Corporation
Hornco International, Inc.
Kootenai Development Company
LB Realty, Inc.
Litigation Management Inc. (f/k/a GHSC Holding, Inc, Grace JVH, Inc,
   Asbestos Management, Inc.)
Monolith Enterprises, Incorporated
Monroe Street, Inc.
MRA Holdings Corp.. (f/k/a Nestor-BNA Holdings Corporation)
MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.)
MRA Staffing Systems, Inc. (f/k/a/ British Nursing Association, Inc.)
Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc.,
   E&C Liquidating Corp.,
Emerson & Curning, Inc.)
Southern Oil, Resin & Fiberglass, Inc.
Water Street Corporation
Axial Basin Ranch Company
CC Partners (f/k/a Cross Country Staffing)
Hayden-Gulch West Coal Company
H-G Coal Company
Any other Debtor

         Exhibit 7: LANGUAGE TO BE SET FORTH IN PART II OF FORM 1120X (OR APPLICABLE SECTION OF ANY SIMILAR STATE OR LOCAL TAX FORM) (The remainder of this page has been intentionally left blank.)

                            PROTECTIVE CLAIM ONLY
                            ---------------------

W.R. GRACE & CO. AND AFFILIATES ASSERT ITS RIGHTS TO THE CLAIMED TAX BENEFITS CONDITIONALLY AND CONTINGENTLY, AND ONLY IN THE EVENT THAT SUCH TAX BENEFITS ARE DENIED IN FULL TO CRYOVAC, INC. (OR THE AFFILIATED, COMBINED, UNITARY OR SIMILAR GROUP OF WHICH SEALED AIR CORPORATION IS THE COMMON PARENT) BY A DECISION, DECREE OR OTHER ORDER BY A COURT OF COMPETENT JURISDICTION, WHICH HAS BECOME FINAL AND UNAPPEALABLE, OR BY A CLOSING AGREEMENT OR ACCEPTED OFFER IN COMPROMISE UNDER SECTION 7121 OR 7122 OF THE INTERNAL REVENUE CODE ENTERED INTO BY SEALED AIR CORPORATION AND THE INTERNAL REVENUE SERVICE.

This protective claim for refund is filed to preserve the taxpayer's right to
a refund for the calendar year [   ], including any statutory interest thereon,
which is contingent on certain tax benefits claimed on the consolidated return filed by Sealed Air Corporation, Cryovac, Inc. and their affiliates for the year ended 200[ ] being denied in full by a decision, decree, or other order of a court of competent jurisdiction, which has become final and unappealable, or by a closing agreement, or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code of 1986 entered into by Sealed Air Corporation and the Internal Revenue Service ("Final Determination").

Sealed Air Corporation (formerly, W.R. Grace & Co.) was formerly the parent of an affiliated group of corporations filing a consolidated return, which group included, among others, W.R. Grace & Co., and W.R. Grace & Co-Conn. This old group effected a reorganization pursuant to which, among other things, W.R. Grace & Co. and W.R. Grace & Co.-Conn. left the group. After this reorganization, W.R. Grace & Co. and W.R. Grace & Co.-Conn. filed for bankruptcy protection. In addition, after these events, Cryovac, Inc., Sealed Air Corporation, and their affiliates became the subject of many lawsuits by plaintiffs claiming asbestos-related injuries suffered by them during and after the time that W.R. Grace & Co. and W.R. Grace & Co.-Conn. were members of the Sealed Air Corporation affiliated group. Cryovac, Inc. and Sealed Air Corporation subsequently entered into a settlement agreement with committees representing these plaintiffs. Pursuant to this settlement agreement, Cryovac,
Inc. paid [9,000,000] shares of Sealed Air Corporation common stock and $[    ]
in cash to trusts established for the benefit of plaintiffs claiming asbestos-related injuries.